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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-121744

PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 2, 2005)

€850,000,000
The Bear Stearns Companies Inc.
Floating Rate Global Notes Due July 27, 2012

Set forth below is a summary of the terms of the Notes offered by this prospectus supplement and the accompanying prospectus. For more detail, see "Description of the Notes."

-    Global Offering

We are offering €850,000,000 aggregate principal amount of Floating Rate Global Notes Due July 27, 2012 (the "Notes") in the United States and in parts of Europe and Asia where it is legal to offer the Notes.

-    Interest

The Notes have a floating rate of three-month European Interbank Offered Rate ("EURIBOR") plus 0.30%, which will be paid every three months on each January 27, April 27, July 27 and October 27 beginning on October 27, 2005.

-    Maturity

The Notes will mature on July 27, 2012.

-    Ranking

The Notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

-    Redemption

The Notes are only redeemable prior to maturity if certain events involving US taxation occur.

-    No Sinking Fund

The Notes will not be subject to any sinking fund.

-    Book-Entry Notes

The Notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC").

-    Listing

We intend to apply to list the Notes to trade under the proposed symbol "BSC.12" on the New York Stock Exchange ("NYSE"), although it is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to July 27, 2005 (the "Settlement Date"). For additional information, see "Summary of the Offering—Listing" on page S-7 of this prospectus supplement.

-    Denomination

The Notes will be denominated in Euros. References to "US dollars," "US$" and "$" are references to US currency; references to "Euro" and "€" are references to the lawful currency of the member states of the European Union that adopt the single currency of the European Union.

INVESTMENT IN THE NOTES INVOLVES SIGNIFICANT RISKS. THERE MAY NOT BE A SECONDARY MARKET IN THE NOTES, AND IF THERE WERE TO BE A SECONDARY MARKET, IT MAY NOT BE LIQUID. YOU SHOULD REFER TO "RISK FACTORS" BEGINNING ON PAGE S-8.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	99.870%	€848,895,000
Underwriting discount	0.350%	€2,975,000
Proceeds, before expenses, to us	99.52%	€845,920,000

Bear, Stearns International Limited ("BSIL") is the Global Coordinator for the offering of the Notes. The underwriters named in "Underwriting" of this prospectus supplement ("Underwriters") expect to deliver the Notes in book-entry form only through the facilities of DTC, Clearstream Banking, société anonyme ("Clearstream") and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") against payment on or about July 27, 2005.

After this offering is complete, the Underwriters may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. The Underwriters may act as principal or agent in these transactions.

Bear, Stearns International Limited

Banco Santander	Danske Bank
Calyon Incorporated Investment Bank	HSBC
Cassa Lombarda	HVB Corporate & Markets

The date of this prospectus supplement is July 20, 2005

        Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of the Notes.

        We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief (having taken all reasonable care to ensure that such is the case) the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of the information.

        You must read this prospectus supplement and the accompanying prospectus as one along with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information"). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

        In order to facilitate the offering of the Notes, BSIL, in its capacity as Global Coordinator of the offering of the Notes, may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, BSIL, on behalf of the Underwriters, may over-allot or otherwise create a short position in the Notes for the account of the Underwriters by selling more Notes than have been sold to them by us. BSIL, on behalf of the Underwriters, may elect to cover any such short position by purchasing Notes in the open market. In addition, BSIL, on behalf of the Underwriters, may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus include and incorporate by reference "forward-looking statements" within the meaning of the securities laws. All statements regarding our expected financial position, business and financing plans are forward-looking statements. Forward-looking statements also include representations of our expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of international, national and regional economic conditions and the performance of our products within the prevailing economic environment. Although we believe that the expectations reflected in those forward-looking statements are reasonable, those expectations may prove to be incorrect. Cautionary statements describing important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus supplement along with the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements. These forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, USA. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, USA.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering of the Notes are incorporated by reference:

  (i)
  the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2004;

  (ii)
  the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2005 and May 31, 2005; and

  (iii)
  the Current Reports on Form 8-K dated December 21, 2004, December 28, 2004, January 5, 2005, January 6, 2005, January 20, 2005, January 25, 2005, February 2, 2005, February 23, 2005, March 16, 2005, March 28, 2005, April 8, 2005, April 26, 2005, April 28, 2005, May 20, 2005, June 15, 2005, June 20, 2005, June 21, 2005 and July 11, 2005.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus supplement except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179, USA; telephone number (212) 272-2000.

SUMMARY OF THE OFFERING

Risk Factors	The Notes are subject to a number of risks. You should refer to the section "Risk Factors" beginning on page S-8 of this prospectus supplement.
Issuer	The Bear Stearns Companies Inc.
Securities Offered	€850,000,000 aggregate principal amount of Floating Rate Global Notes Due July 27, 2012.
Specified Currency	The Notes will be denominated in Euros and all payments on the Notes will be made in Euros.
Offering Price	The Notes are being offered at a price of 99.87% of par.
Interest	The Notes have a floating rate of three-month EURIBOR plus 0.30%.
Date of Original Issuance (Settlement Date)	July 27, 2005.
Maturity Date	July 27, 2012.
Interest Payment Dates
January 27, April 27, July 27 and October 27 in each year, beginning on October 27, 2005. If any Interest Payment Date is not a Business Day, the interest payment will be made on the next Business Day, and the Holder will not be entitled to any additional interest for the delay. If such next Business Day falls in the next calendar month, principal or interest will be paid on the first day preceding the Interest Payment Date that is a Business Day.
Ranking
The Notes will be unsecured and will rank equally with all our other unsecured and unsubordinated debt. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At May 31, 2005:
•
we had outstanding (on an unconsolidated basis) approximately $49.9 billion of debt and other obligations, including approximately $44.4 billion of unsecured senior debt and $5.0 billion of unsecured inter-company debt; and
•
our subsidiaries had outstanding (after elimination of inter-company items) approximately $222.2 billion of debt and other obligations (including $54.6 billion related to securities sold under repurchase agreements, $85.5 billion related to payables to customers, $31.8 billion related to financial instruments sold, but not yet purchased, and $50.3 billion of other liabilities, including $26.9 billion of debt).

Mandatory Redemption or Sinking Fund	None.

Optional Redemption	The Notes may only be redeemed prior to maturity if certain events involving US taxation occur. See "Redemption Upon Certain Tax Events" below.
Payment of Additional Amounts
Subject to the various exceptions and limitations set forth in this prospectus supplement, we will pay as additional interest or, as the case may be, principal on the Notes all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the Notes to a person that is not a US Holder (as defined under "Certain US Federal Income Tax Considerations"), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority of the United States or in the United States, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable. See "Description of the Notes—Payment of Additional Amounts" on page F-22.
Redemption Upon Certain Tax Events
If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under those laws) of the United States (or any political subdivision or taxing authority of the United States or in the United States), or any change in, or amendments to, the official position regarding the application or interpretation of these laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus supplement, we become or will become obligated to pay additional amounts as described in this prospectus supplement under the heading "Description of the Notes—Payment of Additional Amounts" on page F-22 or (b) any act is taken by a taxing authority of the United States on or after the date of this prospectus supplement, whether that act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, in whole but not in part, the Notes on any Interest Payment Date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued on the Notes to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the Notes. See "Description of the Notes—Redemption Upon Certain Tax Events" on page F-23.
Use of Proceeds
We will use the net proceeds before expenses from the sale of the Notes of approximately €845.9 million for general corporate purposes. These purposes may include additions to working capital, the repayment of short-term and long-term debt and making investments in or extending credit to our subsidiaries.

Book-Entry Form
The Notes will be issued only in book-entry form. This means that we will not issue certificates to you. Instead, the Notes will be issued in the form of one or more fully registered global securities, which will be deposited with a custodian. The Notes will be registered in the name of Cede & Co., as the nominee for DTC. You will not receive a definitive note representing your interest. This form will be referred to as "book-entry only." You may elect to hold your interests in the global securities through either DTC (in the United States) or Clearstream or Euroclear (in Europe). Interests will be held on behalf of the participants of Clearstream and Euroclear on the books of their respective depositaries. See "Book Entry Procedures and Settlement—Depositories for Global Securities" and "—Special Considerations for Global Securities" in the accompanying prospectus and "Description of the Notes—Book-Entry, Delivery and Form—Global Clearance and Settlement Procedures" on page F-27.
Events of Default	See "Description of Debt Securities—Events of Default" in the accompanying prospectus.
Limitation on Liens	See "Description of Debt Securities—Limitation on Liens" in the accompanying prospectus.
Listing
We intend to apply to list the Notes to trade under the proposed symbol "BSC.12" on the NYSE, although it is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the Settlement Date. Settlement of the Notes is not conditional on obtaining the listing and we are not required to maintain the listing. See "Underwriting" on page F-51.
Governing Law	New York.
Selling Restrictions	There are selling restrictions for certain jurisdictions. See "Underwriting" on page F-51.

RISK FACTORS

        Your investment in the Notes involves significant risks not associated with conventional floating-rate debt securities. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration with their advisers, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information included or incorporated by reference in this prospectus supplement and accompanying prospectus, including the information under "Where You Can Find More Information" on page 3 of the accompanying prospectus, before deciding that an investment in the Notes is suitable. You should not purchase the Notes unless you understand and can bear the investment risks of the Notes.

There may not be any trading market for your Notes; many factors affect the trading market and value of your Notes.

        We intend to apply to list the Notes on the NYSE. However, no assurance can be provided that such application will be approved. We cannot assure you that a secondary market in the Notes will develop and, if there were to be a secondary market, that it would be liquid or maintained. If you wish to liquidate your investment in the Notes prior to maturity, selling your Notes may be your only option. At that time, there may be an illiquid market for the Notes or no market at all. In addition to our own creditworthiness, many other factors may affect the trading value of, and trading market for, your Notes. These factors include:

  •
  the rate of interest on your Notes;

  •
  the time remaining to the maturity of your Notes;

  •
  the total outstanding amount of Notes or of our notes in total; and

  •
  the level, direction and volatility of market interest rates generally.

        In addition, Notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. You should not purchase Notes unless you understand and know you can bear all of the investment risks related to your Notes.

The Notes are not insured against loss by any third party; you can only depend on our earnings and assets for payment of principal and interest on the Notes.

        The Notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the Notes.

        In addition, because we are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the Notes or to make any funds available for payment of the Notes. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet our obligations with respect to the Notes, including the payment of principal and interest. The Notes will also be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.

        If funds from dividends, other distributions or loans from our subsidiaries are not adequate, we may be unable to make payments of principal or interest in respect of the Notes and you could lose all or a part of your investment.

You may receive a lesser amount of interest in the future since the Notes are floating rate notes.

        Because the interest rate on the floating rate Notes will be indexed to EURIBOR, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

State law may limit interest paid.

        New York State law governs the Indenture under which the Notes will be issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes debt securities like the Notes. Under present New York law, the maximum rate of interest is 25% per annum, on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

        While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Changes in our credit ratings are expected to affect the value of the Notes.

        Our credit ratings are an assessment of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings, as well as our financial condition or results of operations, may significantly affect the trading value of the Notes. However, because the return on the Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings, financial condition or results of operations will not reduce the other investment risks related to the Notes.

You will face foreign exchange risks as a result of investing in Euro denominated Notes.

        Since the Notes are denominated in Euros and not in US dollars (the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities), an investment in the Notes entails significant risks that are not associated with a similar investment in a security denominated in US dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the US dollar and the Euro. Such risks generally depend on economic and political events over which we have no control. Depreciation of the Euro against the US dollar could result in a decrease in the effective yield of the Notes below the coupon rate and, in certain circumstances, could result in a loss to you on a US dollar basis. In recent years, rates of exchange for certain currencies, including the Euro, have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, including the exchange rate between the US dollar and Euro, are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the Notes.

The unavailability of the Euro could result in a substantial loss to you.

        Currently, there are limited facilities in the United States for currency conversion between US dollars and Euros. In addition, banks do not offer non-US dollar denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in Euros may be made from an account with a bank located outside of the United States. As a result, you may have difficulty or be unable to convert such Euros into US dollars on a timely basis or at all. See "Description of the Notes—Principal, Maturity and Interest."

Any imposition or modification of foreign exchange controls by either the United States or foreign governments could result in a substantial loss to you.

        Any imposition or modification of foreign exchange controls by either the United States or foreign governments may adversely affect the value of the Notes and result in a substantial loss to you. There can be no assurance that foreign exchange controls will not restrict or prohibit payments in Euros. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the Euro. Principal and interest payments in respect of the Notes will be made in Euros. If Euros are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or are no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of the Notes will be made in US dollars until Euros are again available to us or so used. Even if there are no actual exchange controls, it is possible that Euros will not be available to make payments when due. In that event, we will repay the Notes in US dollars on the basis of the most recently available exchange rate. See "Description of the Notes—Principal, Maturity and Interest." The amounts payable on any date in Euros will be converted into US dollars on the basis of the most recently available market exchange rate as determined by the Calculation Agent in its sole discretion. All determinations will, in the absence of clear error, be binding on holders of the Notes. Any payment in respect of the Notes so made in US dollars will not constitute an event of default under the Indenture.

Judgments in a foreign currency could result in a substantial loss to you.

        The Notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the Notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Notes only in US dollars. It is not clear, however, whether in granting such judgment, the rate of conversion into US dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into US dollars at the exchange rate prevailing on the date of entry of the judgment. Therefore, the exchange rate on the date of the judgment could be more favorable than the exchange rate on the date that the judgment is paid.

        We disclaim any responsibility to advise prospective purchasers of the Notes with respect to any matters that may affect the purchase holding or receipt of payments of principal of, and interest on, such Notes. Such persons should consult their own counsel with regard to such matters.

        Please note, this prospectus supplement and the attached prospectus do not describe all the risks of an investment in Notes denominated in Euros. You should consult your own financial and legal advisors as to the risks entailed by an investment in Notes denominated in Euros, and as to which the principal, premium and/or any interest is determined by reference to a currency, currency index or indices, equity index or indices or other formula or measure. These Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency, equity linked or indexed transactions.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges was 1.6 for the six months ended May 31, 2005 and 2.5 for the six months ended May 31, 2004. The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings before fixed charges and taxes on income. Fixed charges for purposes of the ratio consist of interest expense and interest factor in rents.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), BSIL and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct activities through the following wholly-owned subsidiaries: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., Bear Stearns Credit Products Inc., Bear Stearns Forex Inc., EMC Mortgage Corporation and Bear Stearns Commercial Mortgage Inc.

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist activities on the NYSE and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Hong Kong, Sao Paulo and Shanghai; and

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. Unless otherwise stated in this prospectus supplement, the terms "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries.

Directors of the Company

        The following table sets forth certain information concerning the directors of the Company.

Name	Age as of January 31, 2005	Principal Occupation and Directorships Held	Year First Elected to Serve as Director of the Company

James E. Cayne	70	Chairman of the Board and Chief Executive Officer, the Company and Bear Stearns; member of the Executive Committee of the Company (the "Executive Committee"); member of the Board of Executives, New York Stock Exchange, Inc.	1985
Henry S. Bienen	65	President, Northwestern University	2004
Carl D. Glickman	78	Private Investor; Presiding Trustee and Chairman of the Executive Committee, Lexington Corporate Properties Trust	1985
Alan C. Greenberg	77	Chairman of the Executive Committee; Director, Viacom Inc.	1985
Donald J. Harrington	59	President, St. John's University; Director, The Reserve Fund, Reserve Institutional Trust, Reserve Tax-Exempt Trust, Reserve New York Tax-Exempt Trust and Reserve Special Portfolios Trust	1993
Frank T. Nickell	57	President and Chief Executive Officer, Kelso & Company; Director, BlackRock Inc. and Earle M. Jorgensen Company	1993
Paul A. Novelly	61	Chairman of the Board and Chief Executive Officer, Apex Oil Company, Inc.; Director, Intrawest Corporation, and Boss Holdings, Inc.	2002
Frederic V. Salerno	61	Former Vice Chairman and Chief Financial Officer, Verizon Communications Inc.; Director, Popular, Inc., Viacom Inc., Consolidated Edison, Inc., Akamai Technologies, Inc. and Gabelli Asset Management Inc.	1992
Alan D. Schwartz	54	President and Co-Chief Operating Officer, the Company and Bear Stearns; member of the Executive Committee	1987	(1)
Warren J. Spector	47	President and Co-Chief Operating Officer, the Company and Bear Stearns; member of the Executive Committee	1990	(1)

Vincent Tese	61	Chairman of Wireless Cable International Inc.; Director, Bowne & Co., Inc., Cablevision Systems Corporation, Mack-Cali Realty Corporation, NWH, Inc. and Gabelli Asset Management Inc.	1994
Wesley S. Williams, Jr.	62	President and Chief Operating Officer, Co-Chairman and Co-Chief Executive Officer, Lockhart Cos. Inc.; Presiding Independent Director, CarrAmerica Realty Corporation; Chairman, Board of Directors, National Prostate Cancer Coalition	2004

(1)
Did not serve as director during 1997 and 1998.

        Mr. Cayne became Chairman of the Board on June 25, 2001. Mr. Cayne has been Chief Executive Officer of the Company and Bear Stearns for more than the past five years. Prior to June 25, 2001, Mr. Cayne was President of the Company and Bear Stearns for more than the preceding five years.

        Mr. Bienen has been President of Northwestern University for more than the past five years.

        Mr. Glickman has been a private investor for more than the past five years. Mr. Glickman is also currently Chairman of the Compensation Committee of the Board of Directors of the Company.

        Mr. Greenberg has been Chairman of the Executive Committee for more than the past five years. Prior to June 25, 2001, Mr. Greenberg was Chairman of the Board of the Company for more than the preceding five years.

        Father Harrington has been the President of St. John's University for more than the past five years.

        Mr. Nickell has been President and Chief Executive Officer of Kelso & Company, a privately held merchant banking firm, for more than the past five years.

        Mr. Novelly has been Chairman of the Board and Chief Executive Officer of Apex Oil Company, Inc., a privately held company engaged in wholesale marketing, storage and distribution of petroleum products, for more than the past five years.

        Mr. Salerno was the Vice Chairman and Chief Financial Officer of Verizon Communications Inc. (formerly Bell Atlantic Corporation) until his retirement on September 30, 2002. Prior to June 2000, Mr. Salerno was the Senior Executive Vice President and Chief Financial Officer/Strategy and Business Development of Bell Atlantic Corporation. Prior to the merger of NYNEX Corp. ("NYNEX") and Bell Atlantic Corporation, Mr. Salerno was the Vice Chairman of the Board of NYNEX for more than five years. Mr. Salerno is also currently Chairman of the Nominating Committee of the Board of Directors of the Company.

        Mr. Schwartz became President and Co-Chief Operating Officer of the Company and Bear Stearns on June 25, 2001. From June 30, 1999 to June 24, 2001, Mr. Schwartz was Executive Vice President of Bear Stearns. Prior to June 30, 1999, Mr. Schwartz was Executive Vice President of the Company and of Bear Stearns for more than the preceding five years.

        Mr. Spector became President and Co-Chief Operating Officer of the Company and Bear Stearns on June 25, 2001. From June 30, 1999 to June 24, 2001, Mr. Spector was an Executive Vice President

of Bear Stearns. Prior to June 30, 1999, Mr. Spector was Executive Vice President of the Company and of Bear Stearns for more than the preceding five years.

        Mr. Tese has been Chairman of Wireless Cable International Inc. for more than five years. Mr. Tese is currently Chairman of the Audit Committee, the Corporate Governance Committee and the Qualified Legal Compliance Committee of the Board of Directors of the Company.

        Mr. Williams had been a partner of the law firm of Covington & Burling for more than five years prior to his retirement on January 1, 2005. He has been President and Chief Operating Officer since 2004, Co-President and Co-Chief Operating Officer from 2003 to 2004, and Co-Chairman and Co-Chief Executive Officer for more than five years, of Lockhart Cos. Inc., a 24-company conglomerate of real estate, insurance and consumer finance companies operating in the Eastern Caribbean. Prior to his retirement on January 1, 2005, Mr. Williams had been Chairman from 2003 through 2004, Deputy Chairman from 2001 through 2002, and a member of the Board of Directors for more than five years, of the Federal Reserve Bank of Richmond. Mr. Williams has also been Chairman since 2004, and a member of the Board of Directors for more than five years, of the National Prostate Cancer Coalition.

        There is no family relationship among any of the directors or executive officers.

        All directors hold office until our next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Officers serve at the discretion of the Board of Directors.

        The business address for each director is 383 Madison Avenue, New York, New York 10179, USA.

USE OF PROCEEDS

        We will use the net proceeds before expenses from the sale of the Notes of approximately €845.9 million for general corporate purposes. These purposes may include additions to working capital, the repayment of short-term and long-term debt and making investments in or extending credit to our subsidiaries.

CAPITALIZATION

        The following table sets forth our unaudited consolidated capitalization as of May 31, 2005, and as adjusted to give effect to the offering of the Notes. It is important that you read the following information along with the unaudited condensed consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" and "General Information."

	May 31, 2005
	Actual	As Adjusted
	(In thousands)
Short-Term Borrowings:
Bank Loans and Other Borrowings	$12,615,101	$12,615,101
Commercial Paper	7,340,450	7,340,450
Medium-Term Notes	13,154	13,154

Total Short-Term Borrowings	19,968,705	19,968,705

Long-Term Borrowings:
Floating Rate Notes due 2005 to 2008 (1)	$2,648,927	$3,671,845
Fixed Rate Senior Notes due 2005 to 2018; interest rates ranging from 2.88% to 7.8%	11,846,755	11,846,755
Medium-Term Notes and Other Borrowings	25,192,947	25,192,947

Total Long-Term Borrowings	39,688,629	40,711,547

Stockholders' Equity:
Preferred Stock, $1.00 par value; Series E, F and G, 10,000,000 shares authorized; 8,858,750 shares issued	442,938	442,938
Common Stock, $1.00 par value; 500,000,000 shares authorized; 184,805,848 shares issued	184,806	184,806
Paid-in Capital	3,844,737	3,844,737
Retained Earnings	6,779,503	6,779,503
Employee Stock Compensation Plans	2,160,169	2,160,169
Unearned Compensation	(131,831)	(131,831)
Treasury Stock: Common Stock, 72,361,248 shares	(3,638,808)	(3,638,808)

Total Stockholders' Equity	9,641,514	9,641,514

Total Short-Term Borrowings, Long-Term Borrowings and Stockholders' Equity	$69,298,848	$70,321,766

(1)
As adjusted to give effect to the offering of the Notes due July 27, 2012, assuming an exchange rate of $1.2050 per Euro, as of the date of this prospectus supplement.

SELECTED CONSOLIDATED FINANCIAL DATA

        The financial data in the following table for the six months ended May 31, 2005 and May 31, 2004 have been derived from our unaudited condensed consolidated financial statements for those periods. The financial data in the following table for the fiscal years ended November 30, 2004, November 30, 2003, November 30, 2002, November 30, 2001 and November 30, 2000 have been derived from information contained in or incorporated by reference into our Annual Reports on Form 10-K. See "Where You Can Find More Information" and "General Information."

	Six Months Ended
	May 31, 2005	May 31, 2004
	(In thousands, except common share data and other data)
Results:
Revenues	$5,445,949	$4,145,243
Interest expense	1,734,737	695,782

Revenues, net of interest expense	3,711,212	3,449,461

Non-interest expenses:
Employee compensation and benefits	1,829,683	1,709,201
Non-compensation expenses	840,762	697,806

Total non-interest expenses	2,670,445	2,407,007

Income before provision for income taxes	1,040,767	1,042,454
Provision for income taxes	363,852	333,586

Net income	$676,915	$708,868

Net income applicable to common shares	$663,994	$694,255

Financial Position:
Total assets	$276,781,609	$241,594,773
Long-term borrowings	$39,688,629	$31,966,579
Stockholders' equity	$9,641,514	$8,006,834
Common Share Data:
Basic earnings per share	$5.26	$5.65
Diluted earnings per share	$4.74	$5.07
Cash dividends declared per common share	$0.50	$0.40
Book value per common share	$64.67	$53.38
Common shares outstanding(1)	145,928,440	144,285,667
Other Data:
Return on average common equity (annualized)	15.6%	20.5%
Profit margin(2)	28.0%	30.2%
Employees	11,141	10,469

(1)
Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(2)
Represents the ratio of income before provision for income taxes to revenues, net of interest expense.

	Fiscal Year Ended November 30,
	2004	2003	2002	2001	2000
	(In thousands, except common share data and other data)
Results:
Revenues	$8,421,902	$7,395,444	$6,890,816	$8,701,033	$10,247,964
Interest expense	1,609,019	1,400,953	1,762,580	3,793,998	4,772,286

Revenues, net of interest expense	6,812,883	5,994,491	5,128,236	4,907,035	5,475,678

Non-interest expenses:
Employee compensation and benefits	3,253,862	2,880,695	2,508,197	2,528,852	2,788,638
Non-compensation expenses	1,536,867	1,341,527	1,309,076	1,443,739	1,515,517

Total non-interest expenses	4,790,729	4,222,222	3,817,273	3,972,591	4,304,155

Income before provision for income taxes and cumulative effect of change in accounting principle	2,022,154	1,772,269	1,310,963	934,444	1,171,523
Provision for income taxes	677,421	615,863	432,618	309,479	398,340

Income before cumulative effect of change in accounting principle	1,344,733	1,156,406	878,345	624,965	773,183
Cumulative effect of change in accounting principle, net of tax(1)	—	—	—	(6,273)	—

Net income	1,344,733	$1,156,406	$878,345	$618,692	$773,183

Net income applicable to common shares	$1,316,661	$1,125,031	$842,739	$579,579	$734,070

Financial Position:
Total assets	$255,949,894	$212,168,110	$184,854,423	$185,530,228	$168,631,602
Long-term borrowings	$36,843,277	$29,430,465	$23,681,399	$23,429,054	$20,095,888
Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities(2)	—	$562,500	$562,500	$762,500	$500,000
Stockholders' equity	$8,990,872	$7,470,088	$6,382,083	$5,628,527	$5,654,288
Common Share Data:
Basic earnings per share	$10.88	$9.44	$7.00	$4.49	$5.37
Diluted earnings per share	$9.76	$8.52	$6.47	$4.27	$5.35
Cash dividends declared per common share	$0.85	$0.74	$0.62	$0.60	$0.55
Book value per common share	$59.13	$48.69	$39.94	$33.84	$31.51
Common shares outstanding(3)	144,484,099	142,369,836	145,591,496	146,465,210	158,039,960
Other Data:
Return on average common equity	19.1%	20.2%	18.1%	13.7%	19.1%
Profit margin(4)	29.7%	29.6%	25.6%	19.0%	21.4%
Employees	10,961	10,532	10,574	10,452	11,201

(1)
At December 1, 2000, the Company recognized a cumulative after-tax loss of $6.3 million as a result of adopting Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

(2)
In accordance with FIN No. 46 (R), the Company has deconsolidated Bear Stearns Capital Trust III effective beginning with the quarter ended February 29, 2004. As a result, the Debentures issued by the Company to Bear Stearns Capital Trust III are included within long-term borrowings. The $262.5 million of Preferred Securities issued by Capital Trust III is still outstanding, providing the funding for such Debentures. The Preferred Securities issued by Capital Trust III are no longer included in the Company's Consolidated Statements of Financial Condition. As of November 30, 2003 and 2002, Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities consists of $300 million of Preferred Securities issued by Bear Stearns Capital Trust II and $262.5 million of Preferred Securities issued by Bear Stearns Capital Trust III. As of November 30, 2001, Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities consists of $200 million of Capital Securities issued by Bear Stearns Capital Trust I, $300 million of Preferred Securities issued by Bear Stearns Capital Trust II and $262.5 million of Preferred Securities issued by Bear Stearns Capital Trust III. As of November 30, 2000, Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities consists of $200 million of Capital Securities issued by Bear Stearns Capital Trust I and $300 million of Preferred Securities issued by Bear Stearns Capital Trust II.

(3)
Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(4)
Represents the ratio of income before provision for income taxes to revenues, net of interest expense.

DESCRIPTION OF THE NOTES

        The following discussion of the terms of the Notes and the Indenture supplements the general terms and provisions of the debt securities contained in the accompanying prospectus under the heading "Description of Debt Securities" and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the Notes.

        You can find the definitions of certain capitalized terms used in this section under "Description of Debt Securities" in the accompanying prospectus. For purposes of this section only, references to "we," "us" and "our" include only The Bear Stearns Companies Inc. and not its subsidiaries. We will issue the Notes under the Indenture, dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated January 29, 1998 (as supplemented, the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed as an exhibit to the Registration Statement and is available as set forth under "Where You Can Find More Information" and "General Information."

        The following description along with the description in the accompanying prospectus is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of the Notes (a "Holder").

Brief Description of the Notes

        The Notes will:

  •
  be a single series of our debt securities under the Indenture;

  •
  be our unsecured senior debt;

  •
  rank equally with all of our other unsecured and unsubordinated debt;

  •
  only be redeemable before their maturity if certain events involving US taxation occur as discussed under "—Redemption Upon Certain Tax Events";

  •
  be subject to defeasance in compliance with the Indenture, see "Description of Debt Securities—Defeasance" in the accompanying prospectus; and

  •
  be issued in denominations of €50,000 increased in multiples of €1,000.

        Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At May 31, 2005:

  •
  we had outstanding (on an unconsolidated basis) approximately $49.9 billion of debt and other obligations, including approximately $44.4 billion of unsecured senior debt and $5.0 billion of unsecured inter-company debt; and

  •
  our subsidiaries had outstanding (after elimination of inter-company items) approximately $222.2 billion of debt and other obligations (including $54.6 billion related to securities sold under repurchase agreements, $85.5 billion related to payables to customers, $31.8 billion related to financial instruments sold, but not yet purchased, and $50.3 billion of other liabilities, including $26.9 billion of debt).

        You should refer to "Certain U.S. Federal Income Tax Considerations" for a discussion of certain federal income tax considerations to you as a Holder of the Notes.

Principal, Maturity and Interest

        The Notes will be issued in the offering and will mature on July 27, 2012. We may, without your consent, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes. Any of these additional notes, together with the Notes described in this prospectus supplement will constitute a single series of debt securities under the Indenture. However, no additional notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

        Interest on the Notes will accrue from July 27, 2005, the original issuance date of the Notes, or from the most recent Interest Payment Date on which we have paid or provided for interest on the Notes, at a rate equal to EURIBOR plus 0.30%. Interest on the Notes will be paid in Euros every three months on each January 27, April 27, July 27 and October 27 (the "Interest Payment Dates"), beginning on October 27, 2005 until maturity (which first payment includes interest from July 27, 2005), to the persons who are registered Holders at the close of business on the January 15, April 15, July 15 or October 15 immediately before the applicable Interest Payment Date, whether or not a Business Day. If any Interest Payment Date is not a Business Day, the interest payment will be made on the next Business Day, with the same force and effect as if made on the Interest Payment Date, and the Holder will not be entitled to any additional interest or other payment for the delay. If such next Business Day falls in the next calendar month, principal or interest will be paid on the first day preceding the applicable Interest Payment Date that is a Business Day.

        If Euros are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or are no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of such Note will be made in US dollars until Euros are again available to us or so used. Even if there are no actual exchange controls, it is possible that Euros will not be available to make payments when due. In that event, the amounts payable on any date in Euros will be converted into US dollars on the basis of the most recently available market exchange rate as determined by the Calculation Agent in its sole discretion. All determinations will, in the absence of clear error, be binding on holders of the Notes. Any payment in respect of such Note so made in US dollars will not constitute an event of default under the applicable Indenture.

        EURIBOR will be determined by JPMorgan Chase Bank, N.A., as calculation agent (the "Calculation Agent"), for each applicable Interest Period in accordance with the following provisions:

  (1)
  For each applicable Interest Period, EURIBOR will be determined on the applicable Interest Determination Date on the basis of the offered rate for deposits of Euros having a maturity of three months, commencing on the second Target Settlement Date immediately following such Interest Determination Date, which appears on Telerate page 248 (or such other page as may replace Telerate page 248 for the purpose of displaying European interbank rates of major banks), as of 11:00 A.M., Brussels time, on such Interest Determination Date. If no such rate appears on Telerate page 248 (or such other page as may replace such page), EURIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in (2) below.

  (2)
  On any applicable Interest Determination Date on which no offered rates for deposits of Euros having a maturity of three months appear on Telerate page 248 (or such other page as may replace such page) as described in (1) above, EURIBOR will be determined on the basis of the rates at approximately 11:00 A.M., Brussels time, on such Interest Determination Date at which deposits in Euros having a maturity of three months commencing on the second Target Settlement Date immediately following such Interest Determination Date are offered by four major banks in the European interbank market selected by the Calculation Agent to prime banks in the European interbank market and in a principal amount of not less than the

    Euro equivalent of US $1,000,000 that is representative of a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent for loans in Euros to leading European banks, having a maturity of three months commencing on the second Target Settlement Date immediately following such Interest Determination Date and in a principal amount of not less than the Euro equivalent of US $1,000,000 that is representative for a single transaction in such market at such time. Finally, if the three banks selected by the Calculation Agent are not quoting as mentioned above, EURIBOR will remain EURIBOR then in effect on such Interest Determination Date.

        The following terms have the following meanings:

        "Business Day" means any day that (a) is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) is also a Target Settlement Date.

        "Target Settlement Date" means any day on which the Trans-European Automated Real-time Gross settlement Express Transfer ("TARGET") system is open. The TARGET system is a payment system composed of one real-time gross settlement system (the "RTGS") in each of the European Union Member States plus the European Central Bank payment mechanism (the "EPM"). These systems are interconnected by common procedures to allow cross-border transfers throughout the European Union to move from one system to another. The RTGS systems of non-participating countries may also be connected, provided that they are able to process the Euro alongside their national currency. The domestic RTGS systems and the EPM are interconnected according to common procedures to allow cross-border transfers throughout the European Union to move from one system to another system.

        "Interest Determination Date" for any Interest Period means the second Target Settlement Date preceding the Interest Reset Date for such Interest Period.

        "Interest Period" means the period beginning on and including the most recent Interest Payment Date and ending on but excluding the next Interest Payment Date (with the first such period commencing on and including July 27, 2005 and ending on but excluding October 27, 2005).

        "Interest Reset Date" means the interest payment date on which an Interest Period commences. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next succeeding Business Day except that if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the next preceding Business Day.

        Interest on the Notes will accrue during the applicable Interest Period. Interest will be computed by multiplying (1) the face amount of a Note by (2) an accrued interest factor computed by multiplying (a) the per annum rate of interest for the applicable Interest Period by (b) a fraction (x) the numerator of which is the actual number of days elapsed in that Interest Period and (y) the denominator of which is 360. The Notes will not be entitled to the benefit of any mandatory sinking fund.

        All percentages resulting from any calculations on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percent being rounded upward (for example, 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% or (.0687654)), and all Euro amounts used in or resulting from such calculation will be rounded to the nearest Euro cent (with one-half cent being rounded upward).

        The interest rate on the Notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to Notes with principal amounts of more than the Euro equivalent of US $2,500,000.

Principal Paying Agent, Paying Agents, Registrar and Transfer Agent

        JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, will initially act as the principal office or agency where Notes may be presented for payment (the "Principal Paying Agent"). We have appointed JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) to serve as registrar (the "Registrar") under the Indenture. The terms "paying agent" and "transfer agent" include the Principal Paying Agent and the Registrar and any additional or successor agents appointed by us. The names of the initial Paying Agents and Transfer Agents and their initial specified offices are set out below.

Methods of Receiving Payments on the Notes

        The Principal Paying Agent will pay interest to DTC, or its nominee, by wire transfer of same day funds for credit to the accounts of DTC's participants and subsequent distribution to the beneficial owners of the Notes, or, if the Notes are issued in certificated form under the circumstances described below in "—Book-Entry, Delivery and Form—Definitive Notes," the Principal Paying Agent will pay the registered Holder of the Notes against presentation and surrender by such Holder of its Note to any paying agent, by Euro-denominated check drawn on a bank in New York City and mailed on the business day immediately before the interest due date.

Payment of Additional Amounts

        Subject to the various exceptions and limitations set forth below, we will pay as additional interest or principal, as the case may be, on the Notes, all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the Notes to a person that is not a US Holder (as defined under "Certain US Federal Income Tax Considerations," below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable. However, the obligation to pay additional amounts shall not apply:

          (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, trust, partnership or corporation for federal income tax purposes, or a person holding a power over such an estate, trust, partnership or corporation, or a person holding a power over such an estate or trust administered by a fiduciary holder, being considered as:

            (a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

            (b) having a current or former connection with the United States, including a connection as a citizen or resident thereof;

            (c) being or having been a domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

            (d) being or having been a private foundation or other tax-exempt organization;

            (e) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or

            (f) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2) to any Holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Note, if compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein, or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by us or a paying agent from payments on or in respect of a Note;

          (5) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation by or on behalf of the beneficial owner of any Note for payment on a date more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

          (8) in the case of any combination of any of the above items;

nor shall additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Note directly.

        The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation that is applicable to them. Except as specifically provided under this heading "—Payment of Additional Amounts" and under the heading "—Redemption Upon Certain Tax Events," we are not required to make any payments with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Redemption Upon Certain Tax Events

        If,

          (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus supplement, we determine that we will be or will become obligated to pay additional amounts as described in this prospectus supplement under the heading "—Payment of Additional Amounts"; or

          (b) any act is taken by a taxing authority of the United States on or after the date of this prospectus supplement, whether such act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts;

then we may, at our option, redeem, as a whole, but not in part, the Notes on any Interest Payment Date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that we determine, in our business judgement, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the Notes. No redemption pursuant to clause (b) above may be made unless we have delivered to the Trustee a written opinion of independent legal counsel of recognized legal standing to the effect that an act taken by a taxing authority of the United States has resulted or will result in a substantial probability that it will or may be required to pay the additional amounts described herein under the heading "—Payment of Additional Amounts" and that we are therefore entitled to redeem the Notes pursuant to their terms.

Unclaimed Amounts

        The Indenture provides that any payments in respect of principal and any interest remaining that are unclaimed for two years after their due date will be paid to us, and the Holder of the Note will after that time look, as an unsecured creditor, only to us for payment of those amounts.

Notices

        All notices regarding the Notes will be valid if published (i) in a leading English language daily newspaper of general circulation in London, and (ii) in a leading English language daily newspaper of general circulation in New York. However, it is expected that that publication will be made in (i) the Financial Times or another daily newspaper in London approved by the Trustee or, if this is not possible, in one other English language daily newspaper approved by the Trustee with general circulation in Europe, and (ii) The Wall Street Journal (Eastern Edition) in New York. Any notice will be deemed to have been given on the date of the first publication in all the relevant newspapers.

        Until the time any definitive Notes are issued under the circumstances described below in "—Book-Entry, Delivery and Form—Definitive Notes," and as long as the Global Securities are held in their entirety on behalf of Euroclear and/or Clearstream and DTC, publication in the specified newspapers may be replaced with the delivery of the relevant notice to Euroclear and/or Clearstream and DTC for communication by them to the Holders of the Notes. Any notice shall be deemed to have been given to the Holders of the Notes on the seventh day after the day on which the notice was given to Euroclear and/or Clearstream or DTC.

Book-Entry, Delivery and Form

        The Notes will be issued only in book-entry form. This means that we will not issue certificates to you. Instead, the Notes will be issued in the form of one or more fully registered global notes (the "Global Securities"), which will be deposited with a custodian. The Notes will be registered in the name of Cede & Co., as the nominee for DTC. You will not receive a definitive note representing your interest. This form will be referred to as "book-entry only."

        You may elect to hold your interests in the Global Securities either through DTC (in the United States) or through Clearstream or Euroclear (in Europe). Interests will be held on behalf of Clearstream and Euroclear participants on the books of their respective depositaries.

  Denominations

        Beneficial interests in the Global Securities will be held in denominations of €50,000 increased in multiples of €1,000. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

  DTC Services

        DTC has informed us that DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" under Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants ("DTC Participants") deposit with DTC. DTC Participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC also facilitates the post-trade settlement among these DTC Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Participants, which eliminates the need for physical movement of securities certificates.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of DTC Participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The DTC rules applicable to its Participants are on file with the SEC.

        A further description of DTC and DTC's procedures with respect to the Global Securities is set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement—Depositories for Global Securities" and "—Special Considerations for Global Securities."

  Clearstream and Euroclear Services

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry charges in accounts of Clearstream Participants, which eliminates the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Conducting business in the domestic markets of several countries as a professional depositary, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include some of the Underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to the Notes that are held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, and to the extent received by the US depositary for Clearstream.

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company ("ECSplc") and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator").

        The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

        The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

        Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Euroclear Participant or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the US depositary for Euroclear.

  Definitive Notes

        Definitive Notes may be issued upon:

          (i) Euroclear and/or Clearstream being closed for a continuous period of 14 days (other than by reason of public holidays); and/or

          (ii) in the limited circumstances set forth in "Book-Entry Procedures and Settlement—Certificates in Registered Form" in the accompanying prospectus.

        If definitive Notes are issued, payment of principal of and interest on the Notes will be made as set forth under "—Methods of Receiving Payments on the Notes" above. Definitive Notes can be transferred by presentation for registration to the Registrar or other transfer agent at any of their specified offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Notes.

        For the purposes of this description, "business day" means any day, other than a Saturday or Sunday, that is not a day on which banks are authorized or required by law or regulation to close in New York and, where definitive Notes have been issued, the relevant place of presentation.

  Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in same day funds. Secondary market trading and transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in same day funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form in same day funds.

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Purchasers and Sellers.    Secondary market trading between DTC Participants will be settled using the procedures applicable to global bonds in same-day funds.

        Trading between Euroclear and/or Clearstream Participants.    Secondary market trading between Euroclear Participants and/or Clearstream Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Euroclear or Clearstream Purchaser.    When Notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream Participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant, as the case may be, at least one business day before settlement. Euroclear or Clearstream will instruct its respective depositary to receive those Notes against payment. Payment for the Notes will then be made by the depositary to the DTC Participant's account against delivery of the

Notes. After settlement has been completed, the Notes will be credited to the respective clearing systems, and by the clearing system, in accordance with its usual procedures, to the Euroclear or Clearstream Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date.

        Euroclear and Clearstream Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit. However, under this approach, DTC Participants may take on credit exposure to Euroclear and Clearstream until the interests in the Global Security are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to a Euroclear or Clearstream Participant, as the case may be, that Participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream Participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Notes were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases the investment income on Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Participant's particular cost of funds.

        Since the settlement occurs during New York business hours, DTC Participants can employ their usual procedures for transferring global bonds to the respective depositaries of Euroclear or Clearstream for the benefit of Euroclear or Clearstream Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC seller, a cross-market sale transaction will settle no differently than a trade between two DTC Participants.

        Trading between Euroclear or Clearstream Seller and DTC Purchaser.    Because the time zone difference operates in their favor, Euroclear and Clearstream Participants may employ their customary procedures for transactions in which Notes are to be transferred by the respective clearing system, through its respective depositary, to a DTC Participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant at least one business day before settlement. In these cases, Euroclear or Clearstream will instruct its respective depositary to credit the Notes to the DTC Participant's account against payment. The payment will then be reflected in the account of the Euroclear or Clearstream Participant on the following day, and receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).

        If the Euroclear or Clearstream Participant has a line of credit in its respective clearing system and elects to be in a debt position in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Euroclear or Clearstream to purchase Notes from DTC Participants for delivery to Euroclear or Clearstream Participants should note that these trades automatically fail on the sale side unless some form of affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (i) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

          (ii) borrowing the Notes in the United States from a DTC Participant no later than one day before settlement, which would give the Notes sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

          (iii) staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day before the value date for the sale to the Euroclear or Clearstream Participant.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are not obligated to perform or continue to perform these procedures. As a result, these procedures may be discontinued at any time.

        The information in this section concerning DTC, Clearstream, Euroclear and their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy of this information. We are not responsible for DTC's, Clearstream's, Euroclear's or their participants' performance of their respective obligations, as they are described above or under the rules and procedures governing their respective operations.

DESCRIPTION OF THE COMPANY

General Development of the Business

        The Bear Stearns Companies Inc. was incorporated under the laws of the State of Delaware on August 21, 1985. We are a holding company that through our broker-dealer and international bank subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. We succeeded on October 29, 1985 to the business of Bear, Stearns & Co., a New York limited partnership (the "Partnership"). In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., EMC Mortgage Corporation, Bear Stearns Commercial Mortgage Inc., Bear Stearns Credit Products Inc. and Bear Stearns Forex Inc. As used in this section, "we," "us" or "our" refers (unless the context requires otherwise) to The Bear Stearns Companies Inc., its subsidiaries and the prior business activities of the Partnership. Unless otherwise noted, all information contained in this section is as of November 30, 2004.

Financial Information about Industry Segments

        We are primarily engaged in business as a securities broker-dealer operating in three principal segments: Capital Markets, Global Clearing Services and Wealth Management. These segments are analyzed separately due to the distinct nature of the products they provide and the clients they serve. Certain Capital Markets products are distributed by the Wealth Management and Global Clearing Services distribution networks, with the related revenues of such intersegment services allocated to the respective segments.

        The Capital Markets segment comprises the institutional equities, fixed income and investment banking areas. The Capital Markets segment operates as a single integrated unit that provides the sales, trading and origination effort for various fixed income, equity and advisory products and services. Each of the three businesses works in tandem to deliver these services to institutional and corporate clients. Institutional equities consists of sales, trading and research, in areas such as domestic and international equities, block trading, convertible bonds, over-the-counter ("OTC") equities, equity derivatives, risk and convertible arbitrage and through a majority-owned subsidiary, the NYSE and International Securities Exchange ("ISE") specialist activities. Fixed income includes sales, trading and research provided to institutional clients across a variety of products such as mortgage- and asset-backed securities, corporate and government bonds, municipal bonds, high yield products, foreign exchange and interest rate and credit derivatives. Investment banking provides services in capital raising, strategic advice, mergers and acquisitions and merchant banking. Capital raising encompasses our underwriting of equity, investment-grade, municipal and high yield debt products.

        The Global Clearing Services segment provides execution, clearing, margin lending and securities borrowing to facilitate customer short sales to clearing clients worldwide. Prime brokerage clients include hedge funds and clients of money managers, short sellers, arbitrageurs and other professional investors. Fully disclosed clients engage in either the retail or institutional brokerage business. At November 30, 2004, we held approximately $247.5 billion of equity in Global Clearing Services client accounts.

        The Wealth Management segment is composed of the Private Client Services ("PCS") and asset management areas. PCS provides high-net-worth individuals with an institutional level of investment service, including access to our resources and professionals. At November 30, 2004, PCS had

473 account executives in its principal office, six regional offices and two international offices. Asset management manages equity, fixed income and alternative assets for corporate pension plans, public systems, endowments, foundations, multi-employer plans, insurance companies, corporations, families and high-net-worth individuals in the US and abroad. The asset management area had $34.9 billion in assets under management at November 30, 2004, which compared to $27.1 billion in assets under management at November 30, 2003.

        Financial information regarding our business segments and foreign operations as of May 31, 2005 and May 31, 2004 and for the periods ended May 31, 2005 and May 31, 2004 are set forth under "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the period ended May 31, 2005. Financial information regarding our business segments and foreign operations as of November 30, 2004, November 30, 2003 and November 30, 2002 and for the fiscal years ended November 30, 2004, November 30, 2003 and November 30, 2002 are set forth under "Item 8. Financial Statements and Supplementary Data, in Note 19 of Notes to Consolidated Financial Statements entitled "Segment and Geographic Area Data," in our Annual Report on Form 10-K for the fiscal year ended November 30, 2004. See "Where You Can Find More Information" and "General Information."

Narrative Description of Business

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

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  financing customer activities;

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  securities lending;

  •
  securities and futures arbitrage;

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  involvement in specialist activities on the NYSE and ISE;

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  underwriting and distributing securities;

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  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

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  making principal investments in leveraged acquisitions;

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  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

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  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

  •
  from representative offices in Beijing, Hong Kong, Sao Paulo and Shanghai; and

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo.

  Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

        Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the National Futures Association ("NFA") and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland ("EUREX"), the International Petroleum Exchange ("IPE"), Euronext Liffe ("LIFFE"), Euronext Paris and NASDAQ Europe ("NASDAQ"). BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority ("FSA"). BSIL is incorporated in the United Kingdom.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty. BSB is incorporated in Ireland.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), a Federal Deposit Insurance Corporation ("FDIC") insured New Jersey state chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2004, CTC held approximately $81 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies. CTC is incorporated in the State of New Jersey.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a U.S. Department of Housing and Urban Development ("HUD") and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers. EMC is incorporated in the State of Delaware.

        Bear Stearns Commercial Mortgage Inc. ("BSCMI") is primarily engaged in the acquisition and securitization of commercial mortgage loans for resale in the form of pass-through securities ("certificates"). These certificates represent fractional and undivided interests in pools of mortgage loans held in a trust. BSCMI is incorporated in the State of New York.

        As of May 31, 2005, we had 11,141 employees.

Equities

        General.    We provide customers with liquidity, sales and trading expertise and equity research in products such as domestic and international equities, block trading, convertible bonds, OTC equities, equity derivatives, risk and convertible arbitrage and through our joint venture, NYSE and ISE specialist activities.

        Options and Index Products.    We provide an array of equity and index option-related execution services to institutional and individual clients. We utilize sophisticated research and computer modeling to formulate specific recommendations relating to options and index trading.

        Arbitrage.    We engage for our own account in both "classic" and "risk" arbitrage. Our risk arbitrage activities generally involve the purchase of securities at a discount from a value that is expected to be realized if a proposed or anticipated merger, recapitalization, tender offer or exchange offer is consummated. In classic arbitrage, we seek to profit from temporary discrepancies (i) between the price of a security in two or more markets, (ii) between the price of a convertible security and its underlying security, (iii) between securities that are, or will be, exchangeable at a future date and (iv) between the prices of securities with contracts settling on different dates. We also examine relative value strategies. These strategies focus on pairs of equities or different levels of the capital structure of the same firm. In these relative value cases, we believe strong reasons exist for the prices of the securities to be highly correlated.

        Strategic Structuring and Transactions ("SST").    We target mispriced assets using sophisticated models and proprietary quantitative methods. We maintain substantial proprietary trading and investment positions in domestic and foreign markets covering a wide spectrum of equity and commodity products which include the use of futures, listed and OTC options and swaps.

  Equity Securities.

  (1)
  OTC. We make markets on a principal basis in common and preferred stocks, warrants and other securities traded on the NASD's Automated Quotation System and otherwise in the OTC market.

  (2)
  Direct Access. We operate a direct access business by providing execution and operations services to qualified institutional investors. Such investors may directly access brokers on the floor of the NYSE and execute and service orders directly with them.

        Equity Research.    Our Equity Research Department provides innovative, in-depth analysis of the global investment environment. Known for theme-oriented research underpinned by meticulous financial modeling, the department offers detailed information on over 1,000 companies in roughly 100 industries (including approximately 50% of the Standard & Poor's 500 Index and approximately 70% of the market capitalization of the Standard & Poor's 500 Index). It also has a group of economists and strategists that closely monitors domestic and international markets. The department's broad-based domestic coverage is complemented by research teams in Latin America, Asia and Europe, giving its clients an advantage in a world where national boundaries are becoming more porous. This breadth of coverage allows the department to maintain a particularly wide-ranging recommended securities list and gives clients a steady stream of new investment ideas and insights into the more obscure corners of the financial world.

        Convertible Securities.    We engage in the sales and trading of equity-linked securities including convertible bonds, convertible preferreds, equity-linked notes and warrants. Market coverage includes the United States, Europe and Latin America.

  Equity Sales

        We are one of the leading firms in the US providing brokerage services to institutional investors. Institutional equity sales involves the execution of transactions in US equity and equity-linked securities for domestic and foreign institutional customers and providing these customers with liquidity, trading expertise, trade execution, research and investment advice. We provide transaction services for institutional customers who trade in futures and futures-related instruments.

  Block Stock and Portfolio Trading

        We effect transactions in large blocks of securities mainly with institutional customers. We also provide customers execution capabilities for baskets of equity securities using sophisticated computer systems. Transactions are handled on an agency basis whenever possible, but we may be required to take a long or short position in a security to the extent that an offsetting purchaser or seller is not immediately available.

  Specialist and Market-Making

        We engage in specialist and market-making activities on the NYSE and ISE through participation in a majority owned consolidated joint venture. Such joint venture performs specialist functions in NYSE-listed stocks and performs market-making functions for options traded on the ISE. The rules of these exchanges generally require specialists to maintain orderly markets in the securities in which they are specialists, which may require commitments of significant amounts of capital to our specialist businesses. The market-making functions of a specialist involve risk of loss during periods of market fluctuation and volatility, since specialists are obligated to take positions in their issues counter to the direction of the market in order to minimize short-term imbalances in the auction market. Due to the occurrence of a Control Event, as defined by the joint venture Operating Agreement, triggered in December 2003, we are entitled to designate a majority of the voting members of the Management Committee, which resulted in a controlling interest of the joint venture. As a result, commencing in fiscal 2004, we consolidate this entity.

Fixed Income

        General.    We make inter-dealer markets and trades on a principal basis in a wide range of instruments including:

  •
  US and foreign government securities;

  •
  government agency securities, corporate debt, mortgages, mortgage-backed and other asset-backed securities;

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  municipal and other tax-exempt securities; and

  •
  interest rate swaps and other derivative products.

  Bear Stearns is one of the largest dealers in the US in such fixed income securities. Inventories of fixed income securities are generally carried to facilitate sales to customers and other dealers.

        US Government and Agency Obligations.    We are designated by the Federal Reserve Bank of New York as a primary dealer in US government obligations. We participate in the auction of, and maintain proprietary positions in, US Treasury bills, notes, bonds, and stripped principal and coupon securities. We also participate as a selling group member and/or underwriter in the distribution of various US government agency and sponsored corporation securities and maintain proprietary positions in such securities. In connection with these activities, we enter into transactions in options, futures and forward contracts to hedge such positions.

        As a primary dealer, Bear Stearns bids directly on all auctions of US government securities. Additionally, Bear Stearns furnishes periodic reports of its inventory positions and market transactions in US government securities to the Federal Reserve Bank of New York. Bear Stearns also buys and sells government securities directly with the Federal Reserve Bank of New York as part of the Federal Reserve Bank of New York's open-market activities. In addition, we engage in matched book activities, which involve acting as an intermediary between borrowers and lenders of short-term funds, mainly via repurchase agreements and reverse repurchase agreements. The objective of this matched book activity is to earn a positive spread between interest rates.

        Mortgage-Related Securities and Products.    We trade and make markets in the following mortgage-related securities and products:

  •
  Government National Mortgage Association ("GNMA") securities;

  •
  Federal Home Loan Mortgage Corporation ("FHLMC") participation certificates;

  •
  Federal National Mortgage Association ("FNMA") mortgage-backed securities;

  •
  Small Business Administration loans;

  •
  loans guaranteed by the Farmers Home Loan Administration;

  •
  Federal Housing Authority insured multi-family loans;

  •
  real estate mortgage investment conduit ("REMIC") and non-REMIC collateralized mortgage obligations, including residual interests; and

  •
  other derivative mortgage-backed securities and products.

  We also trade real estate mortgage loans originated by unaffiliated mortgage lenders, both on a securitized and non-securitized basis. We act as underwriter and placement agent in transactions involving rated and non-rated mortgage-related securities issued by affiliated and unaffiliated parties. We enter into significant commitments—such as forward contracts—on GNMA, FNMA, and FHLMC securities, and on other rated and non-rated mortgage-related securities. Certain rated and non-rated mortgage-related securities are considered to be liquid, while other such securities, and non-securitized mortgage loans, are considered to be less readily marketable.

        We trade GNMA, FNMA and FHLMC "to be announced" securities (i.e., securities having a stated coupon and the original term to maturity, although the issuer and/or the specific pool of mortgage loans is not known at the time of the transaction). We buy and sell such securities for our own account in transactions with institutional and individual customers, as well as with other dealers.

        We, through various special purpose subsidiaries, purchase, sell and service entire loan portfolios of varying quality. These portfolios are generally purchased from financial institutions and other secondary mortgage-market sellers. Prior to bidding on a portfolio of loans, an analysis of the portfolio is undertaken by experienced mortgage-loan underwriters. Upon acquisition of a loan portfolio, the loans are classified as either investment-grade or non-investment-grade. Loan collection is emphasized for the non-investment-grade segment of the loan portfolio. A collection department employs a staff of workout specialists and loan counselors who assist delinquent borrowers. If collection efforts are unsuccessful, the foreclosure group will commence and monitor the foreclosure process until either the borrower makes the loan current, or the property securing the loan is foreclosed or otherwise acquired. The portfolio may include real estate that has been foreclosed or was in the process of foreclosure at the time of its acquisition. The foreclosure group maintains and markets properties through regional real estate brokers. Investment-grade mortgage loans are sold to other institutional investors in either securitized or non-securitized form. Moreover, special purpose vehicles issue REMIC and non-REMIC collateralized mortgage obligations directly or through trusts that are established for this purpose.

        We also operate a commercial mortgage conduit that originates and accumulates commercial mortgage loans for the purpose of securitization. After receipt of loan applications, extensive credit underwriting reviews are conducted. After completing pricing analysis and successful negotiations, the loan will "close" and be included in an ensuing securitization.

        Asset-Backed Securities.    We act as underwriter and placement agent with respect to investment-grade and non-investment-grade asset-backed securities issued by affiliates as well as unaffiliated third parties. These asset-backed securities include:

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  securities backed by consumer automobile receivables originated by the captive finance subsidiaries of automobile manufacturers, commercial banks and finance companies;

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  credit card receivables; and

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  home-equity lines of credit or second mortgages.

  We also trade and are a market-maker in these asset-backed securities. While there are ready markets for the investment-grade asset-backed securities described above, non-investment-grade securities and related varieties thereof may lack liquidity.

        Municipal Securities and Related Products.    We are a dealer in tax-exempt and taxable municipal securities and instruments including:

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  general obligation and revenue bonds;

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  notes;

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  leases; and

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  variable-rate obligations issued by state and local governments and authorities, as well as not-for-profit institutions.

  We are active as a managing underwriter of negotiated and competitive new security issuances and on a select basis, provide financial advisory services. We make markets in a broad spectrum of long-term and short-term municipal securities and derivative contracts, mainly to facilitate transactions with institutional and individual customers, as well as other dealers. As agent for issuers, we earn fees by remarketing short-term debt instruments to investors in the variable rate demand and auction rate bond market. We offer a variety of derivative products to issuers to assist them in reducing their borrowing costs, maximizing investment returns and managing cash flows and balance sheets, including but not limited to interest rate swaps, caps, floors, options and forward delivery, and debt service reserve and debt service deposit agreements. We periodically use municipal and treasury bonds, futures and interest rate swaps to hedge our cash-market bond inventory. In addition, we maintain a hedged portfolio of high quality municipal securities which are remarketed as short-term securities in order to generate arbitrage profits.

        Derivatives.    We offer to institutional customers, and trade for our own account, a variety of exchange-traded and OTC derivative products, including fixed income, credit and equity derivatives. These products are transacted, as principal, with customers for hedging (credit, currency, interest rate or market), risk management, asset/liability management, investment, financing and other purposes. These transactions are in the form of swaps, options, swaptions, asset swaps and structured notes, as well as more complex, structured trades which are customized to meet customers' specific needs. Derivatives enable customers to build tailor-made risk/return profiles, to customize transaction terms, to develop packaged solutions to a problem, to implement trades that otherwise could not be executed and to transact business with standardized documentation. We also enter into derivative transactions for various purposes and to manage the risks to which we are exposed in our various businesses and through our funding activities. We manage our market and counterparty risks arising from derivatives activities in a manner consistent with our overall risk management policies. We have 24 hours a day capabilities with personnel based in New York, Chicago, London, Hong Kong, Tokyo, Singapore and Dublin.

        Corporate and Sovereign Fixed Income.    We act as a dealer in corporate and sovereign fixed income securities as well as preferred stocks in New York, London and Tokyo. We buy and sell these securities for our own account in principal transactions with institutional and individual customers, as well as other dealers. We conduct trading in the full spectrum of dollar and non-dollar debt securities. We offer hedging and arbitrage services to domestic and foreign institutional and individual customers utilizing financial futures and other instruments. Moreover, we offer quantitative, strategic and research services relating to fixed income securities to our domestic and international clients. We participate in the trading of investment-grade and non-investment-grade corporate debt securities, commercial loans and sovereign and sovereign agency securities.

        Foreign Exchange.    We act as a dealer in foreign exchange in New York and London. We conduct trading in major and minor currencies for spot or forward settlement, over-the-counter foreign exchange options and structured products, and listed foreign exchange futures and options on futures. We trade OTC contracts, on a principal basis, with domestic and international client as well as other dealers. We offer research and assist clients to meet their specific risk management objectives. Additionally, we enter into foreign exchange contracts to manage the currency risk or funding requirements of our various businesses.

        Fixed Income Research.    We are one of the leaders in the distribution, trading and underwriting of corporate, government, high yield, emerging markets, municipal debt and mortgage-backed and asset-backed securities. Through objective and comprehensive analysis, the Fixed Income Research Department helps our businesses and clients position themselves strategically in global fixed income markets. The Fixed Income Research Department produces a wide range of comprehensive publications, as well as leading data and analytical tools, which are available to investors throughout the world. The Fixed Income Research Department also creates portfolio and trading ideas for investors based on valuations, analytics and market conditions.

        The Fixed Income Research Department is comprised of economists, industry analysts and strategists covering the full range of research disciplines: quantitative, economic, strategic, credit portfolio, relative value and market-specific analysis.

        Representative of our commitment to offering a broad range of research products, the Fixed Income Research Department is comprised of the following five units located in New York, London and Singapore:

  (1)
  Financial Analytics and Structured Transactions Group ("F.A.S.T.") is a center of expertise for the creation and analysis of fixed income and derivative securities worldwide. F.A.S.T. uses innovative solutions that employ state-of-the-art analytics and technology to help us and our clients successfully meet individual business objectives. F.A.S.T. is a global resource for financial engineering and securitization capabilities, fixed income portfolio management and analytical systems, investment research, trading technology and general financial expertise. A strategic partner for our international trading desks, risk management areas and sales force, F.A.S.T. also serves our external clients. In addition to formulating and executing customized strategic investment and trading solutions, F.A.S.T. develops the tools and recommendations necessary to quantify relevant risks and evaluate portfolios and securities. F.A.S.T.'s resources are used to create and model new types of securities, affording clients the unique perspective of both issuer and investor.

  (2)
  High Grade Research provides comprehensive coverage on approximately 20 industries and 593 companies whose fixed income securities are rated as investment-grade by the leading credit rating agencies. Through focus on the credit quality of individual issuers and macroeconomic factors, High Grade Research offers detailed analysis and expertise to investors in investment grade securities.

  (3)
  High Yield Research offers comprehensive coverage on approximately 25 industries and 200 corporate issuers whose fixed income securities do not qualify as investment-grade by the leading credit rating agencies. High Yield Research analyzes the risks, technical metrics, and fundamentals investors need to develop their high yield portfolios.

  (4)
  Emerging Markets Research covers sovereign and corporate issues across Latin America and the Caribbean, Asia, the Middle East, Eastern Europe, and Africa. Emerging Markets Research focuses on macroeconomic factors, changes in US and global interest rates, investment fundamentals, as well as the political, economic and fiscal environments of issuers, to give investors a unique perspective into emerging markets fixed income securities.

  (5)
  Municipal Research focuses on sectors, trends, and issuer-specific analysis of securities issued by states, cities, countries and other governmental entities. Municipal Research provides investors with detailed information and analysis on credit ratings and bond characteristics for the full range of municipal securities.

Investment Banking

        We are a major global investment banking firm providing a full range of capital formation and advisory services to a broad spectrum of clients. We manage and participate in public offerings and arrange the private placement of debt and equity securities directly with institutional investors. We provide advisory services to clients on a wide range of financial matters and assist with mergers, acquisitions, leveraged buyouts, divestitures, corporate reorganizations and recapitalizations.

        Our strategy is to concentrate a major portion of our corporate finance business development efforts within those industries in which we have established a leadership position in providing investment banking services. Industry specialty groups include media and entertainment, health care, financial institutions, industrial, technology and telecommunications. This list is not exclusive but rather reflects the areas where we believe our knowledge and expertise are strongest. We also have a group that focuses on financial sponsors. These groups are responsible for initiating, developing and maintaining client relationships and for executing transactions involving these clients.

        In addition to being structured according to distinct industry groups, we have a number of professionals who specialize in specific types of transactions. These include mergers and acquisitions ("M&A"), equity offerings, high yield securities, leveraged and syndicated bank loans, leveraged acquisitions and other transaction specialties.

        Mergers and Acquisitions.    We provide strategic advisory services on a broad range of financial matters, including mergers and acquisitions, restructurings, split-offs and spin-offs, takeover defenses and other strategic advice.

        Equity Offerings.    The equity capital markets group focuses on providing financing for issuers of equity and convertible equity securities in the public markets. The group assists in the origination and is responsible for the structuring and execution of transactions for a broad range of clients.

        High Yield Securities.    The high yield securities group focuses on providing financing in the public and private capital markets. The group is responsible for originating, structuring and executing high yield transactions across a wide range of companies and industries, as well as managing client relationships with both high yield corporate issuers and financial sponsors of leveraged transactions.

        Leveraged Loan Origination and Syndication.    This area integrates the origination, structuring, underwriting, distribution and trading of loans. Such loans include both funded as well as committed investment-grade and non-investment-grade loans.

        Leveraged Acquisitions.    We make investments as principal in leveraged acquisitions and in leveraged buy-out funds as a limited partner. Our investments generally take the form of either common or preferred stock or warrants. Equity securities purchased in these transactions generally are held for appreciation and are not readily marketable.

        Commercial Real Estate.    We are engaged in a variety of real estate activities on a nationwide basis. We provide comprehensive real estate-related investment banking, capital markets and financial advisory services.

        Merchant Banking.    Bear Stearns Merchant Banking, our dedicated private equity arm, invests private equity capital in compelling leverage buyouts, recapitalizations and growth capital opportunities in a broad range of industries.

Emerging Markets

        We provide financial services in various emerging markets worldwide including: securities brokerage, equity and fixed income trading and sales, and securities research, in addition to offering a full range of investment banking, capital formation and advisory services. As part of these activities, we manage and participate in public offerings and arrange the private placement of debt and equity securities with institutional investors. The markets currently covered by us include Latin America, Asia and Eastern Europe.

Global Clearing Services

        Global Clearing Services provides clearing, custody, financing, securities lending, trade execution and technology solutions for hedge funds, broker-dealers and registered investment advisors.

        For start-up and established hedge funds worldwide, Global Clearing Services offers comprehensive "prime brokerage," which includes advanced web-based portfolio reporting, enhanced leverage programs, term financing and cash management.

        For broker-dealers conducting retail, institutional and money management activities we provide "fully disclosed correspondent clearing services." Our advanced proprietary technology, combined with comprehensive retail products, integrated prime brokerage, operations expertise and exceptional service have enabled us to maintain our industry leadership for many years.

        For registered investment advisors whose strategies include asset management, leverage and active trading, we provide a combination of trade execution, web-based portfolio reporting for investors and comprehensive service.

        We derive revenues from commissions and service charges related to clearing and executing activities and from interest income on margin financing, client short selling activity, and uninvested balances. We extend margin loans directly to correspondents to finance proprietary activity.

        The financial responsibilities arising from our clearing relationships are allocated in accordance with agreements with correspondents. To the extent that the correspondent has available resources, we are protected against claims by customers of the correspondent when the correspondent has been allocated responsibility for an event giving rise to a claim. However, if the correspondent is unable to meet its obligations, dissatisfied customers may attempt to seek recovery from us.

        Securities transactions are effected for customers on either a cash or margin basis. In a margin transaction, we extend credit to a customer for a portion of the purchase price of the security. Such credit is collateralized by securities in the customer's accounts in accordance with regulatory and internal requirements. We receive income from interest charged on such loans at a rate that is primarily based upon the Federal Funds Rate, Bear Stearns Base Lending Rate, or London Inter Bank Offered Rate.

        We borrow securities from banks and other broker-dealers to facilitate customer and proprietary short selling activity, and lend securities to broker-dealers and other trading entities to cover short sales and to complete transactions that require delivery of securities by settlement date.

Futures

        We, through BSSC and other subsidiaries, provide, directly or through third-party brokers, futures commission merchant services for customers and other Bear Stearns affiliates who trade contracts in futures on financial instruments and physical commodities, including options on futures. Exchange-traded futures and options derive their values from the values of the underlying selected stock indices, individual equity securities, fixed income securities, currencies, agricultural and energy products and precious metals.

        Domestic futures and options trading is subject to extensive regulation by the Commodity Futures Trading Commission ("CFTC"), pursuant to the Commodity Exchange Act and the Commodity Futures Trading Commission Act of 1974. International futures and options trading activities are subject to regulation by the respective regulatory authorities in the locations where futures exchanges reside, including the FSA in the United Kingdom.

        Margin requirements (good faith deposits) covering substantially all transactions in futures and options contracts are subject to each particular exchange's requirements in addition to other regulations. In the US, we, through BSSC and other subsidiaries, are a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange and other principal futures exchanges. In the United Kingdom, we, through BSIL, are a member of the IPE, LIFFE and the European Derivatives Exchange ("EDX"). BSIL also has non-clearing memberships with Euronext Paris, Euronext Amsterdam and Eurex AG Frankfurt. In Japan, memberships are held by us through Bear Stearns (Japan), Limited ("BSJL") with the Tokyo Stock Exchange Inc. ("TSE"), the Osaka Securities Exchange Co., Ltd ("OSE") and the Tokyo International Financial Futures Exchange ("TIFFE").

PCS

        PCS provides high-net-worth individuals with an institutional level of service, including access to our resources and professionals. PCS has 473 account executives in its principal office, six regional offices and two international offices.

Asset Management

        Our Asset Management Department manages equity, fixed income and alternative assets for some of the leading corporate pension plans, public systems, endowments, foundations, multi-employer plans, insurance companies, corporations, families and high-net-worth individuals in the US and abroad. With $34.9 billion in assets under management as of November 30, 2004, clients benefit from the asset management group's ability to leverage our extensive resources and proven skill at turning innovative ideas into rewarding investment opportunities. Institutional and high-net-worth products span a broad spectrum of equity strategies including large cap, small cap, systematic, core and value equity; fixed income strategies including cash and enhanced cash management, short-term, intermediate, core, high yield and leveraged loans; and alternative investment strategies including various equity and fixed income hedge funds, a fund of proprietary hedge funds, private equity funds of funds, venture capital and structured products.

Administration and Operations

        Administration and operations personnel are responsible for the human resources and legal compliance areas; for processing of securities transactions; receipt, identification and delivery of funds and securities; internal financial controls; accounting functions; regulatory and financial reporting; office services; the custody of customer securities; the overseeing of our margin accounts and correspondent organizations as well as other functions. The processing, settlement and accounting for our transactions, correspondent organizations and the customers of correspondent organizations are handled by employees located in offices in New York, New Jersey and, to a lesser extent, our offices worldwide.

        We execute our own and correspondent transactions on US exchanges and in the OTC market. We clear all of our domestic and international transactions (i.e., delivery of securities sold, receipt of securities purchased and transfer of related funds) through our own facilities, unaffiliated commercial banks, other broker-dealers and through memberships in various clearing corporations.

International

        Outside the US, we, through our international subsidiaries, provide various services including investment banking, securities and derivatives trading and brokerage and clearing activities to corporations, governments, institutions and individual clients throughout the world. Our international subsidiaries have memberships on various foreign securities and futures exchanges.

        BSIL is based in London and provides investors and issuers with a full range of products and services in both international and US equities, fixed income, exchange-traded futures and options and foreign exchange. In addition, BSIL is a major sales and trading center within our global fixed income, credit and equity-related derivative businesses. BSIL has an investment banking capability and also services our growing clearance business in Europe. Bear Stearns International Trading Limited ("BSIT") is also based in London and its principal activity is to act as a securities dealer making markets in equities.

        BSJL, based in Tokyo, serves the diverse needs of corporations, financial institutions and government agencies by offering a range of international fixed income and equity products as well as listed futures. BSJL also offers a range of derivative products within Japan with special focus on fixed income, credit and equity derivatives. Asset-backed securitization, mergers and acquisitions, corporate finance and restructuring services are also available for local and cross-border business.

        Bear Stearns Asia Limited ("BSAL"), based in Hong Kong, is our primary operating entity in the Asia-Pacific region, excluding Japan. BSAL provides international equity sales, trading and research services to institutional and individual clients in Asia. BSAL also offers investment banking services to clients in Asia.

        Bear Stearns Singapore Pte. Limited ("BSSP"), provides sales, execution and research services on fixed income securities to institutional investors in Asia.

        BSB, based in Dublin, allows our existing and prospective clients the opportunity of dealing with a banking counterparty. BSB also serves as a platform from which we direct some of our international banking activities, gaining easier access to worldwide markets and thereby expanding our capacity to increase our client base and product range. BSB engages in capital market activities with particular focus on the trading and sales of OTC interest rate derivative products. BSB also provides custody and trustee services to the growing number of alternative investment funds domiciled in Ireland and in other offshore jurisdictions.

Competition

        We encounter intense competition in all aspects of the securities business, particularly underwriting, trading and advisory services and compete directly with other securities firms—both domestic and foreign—many having substantially greater capital and resources and offering a wider range of financial services we do. Our competitors include other brokers and dealers, commercial banks, investment banking firms, investment advisors, mutual funds and hedge funds. In addition to competition from securities firms, in recent years we have experienced increasing competition from other sources, such as insurance companies.

        We believe that the principal factors affecting competition involve the caliber and abilities of professional personnel, the relative price of the service and products being offered, the ability to assist with financing arrangements and the quality of service.

        In recent years, there has been substantial consolidation and convergence as institutions involved in a broad range of financial services industries have either ceased operations or have been acquired by or merged into other firms. This has resulted in competitors gaining greater capital and other resources, such as the ability to offer a wider range of products and services.

Legal, Regulations and Other Factors Affecting the Company and the Securities Industry

        Firms in the financial services industry have been operating in a difficult regulatory environment. The industry has experienced increased scrutiny from a variety of regulators, including the SEC, NYSE, NASD and state attorneys general. Penalties and fines sought by regulatory authorities have increased substantially over the last several years.

        Substantial legal liability or significant regulatory action against Bear Stearns could have material adverse financial effects or cause significant reputational harm to Bear Stearns, which in turn could seriously harm our business prospects. We face significant legal risks in our businesses, and the volume of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial institutions have been increasing.

        Several leading securities firms in the United States, including us, reached a global settlement in 2003 with certain federal and state securities regulators and self-regulatory organizations to resolve investigations into equity research analysts' alleged conflicts of interest pursuant to which firms have been subject to certain restrictions and undertakings. Current or future civil lawsuits were not settled as part of the global settlement.

        Bear Stearns, as a participant in the financial services industry, is subject to extensive regulation in jurisdictions around the world. We face the risk of significant intervention by regulatory authorities in all jurisdictions in which we conduct business. Among other things, we could be fined, prohibited from engaging in some of our business activities or subject to limitations or conditions on our business activities. New laws or regulations or changes in enforcement of existing laws or regulations applicable to our clients may also adversely affect our businesses.

        Recently, there have been industry-wide and other investigations by federal and state authorities concerning market timing, late trading and other activities involving mutual funds. Federal and state authorities have made informational requests regarding trading practices broadly across all of the major fund companies and broker-dealers. We have received requests for information and subpoenas from a number of federal and state agencies seeking information in connection with mutual fund trading investigations. With respect to the investigation by the SEC, the Company has been advised by the Staff that the SEC has authorized the Staff to bring an enforcement action against Bear Stearns and BSSC in connection with their role with respect to mutual fund trading. While we believe we have substantial defenses to the potential claims, we have had recent discussions with the Staff regarding a possible resolution of this matter. In connection therewith and related mutual fund trading matters, we have increased our legal reserves by $100 million. While we believe that we have in place reasonable measures to detect and deter disruptive and abusive trading practices and comply with applicable legal and regulatory requirements, we cannot predict the course that the existing inquiries and areas of focus may take or the impact that any new laws or regulations governing mutual funds may have on our business.

        The NYSE and the SEC have also been conducting investigations into certain trading practices of NYSE specialist firms, including Bear Wagner Specialists LLC. In March 2004, certain of these NYSE specialist firms, including our Bear Wagner Specialists LLC, agreed to a global settlement with the SEC and the NYSE to resolve charges that the firms violated certain federal securities laws and NYSE rules in connection with their activities as NYSE specialists during the years 1999 through 2003. The global settlement involves, among others, restitution and penalties, a censure, cease and desist order and certain undertakings with respect to our specialist unit's systems and procedures. The settlement did not resolve the related civil actions discussed under Item 3. "Legal Proceedings" of our Annual Report on Form 10-K for the fiscal year ended November 30, 2004, or potential regulatory charges against individuals. This global settlement, including the restrictions imposed on the activities of our specialist business, or new laws or regulations governing specialists may have an adverse impact on our specialist business. As a result of this global settlement and any related developments, our specialist business may be adversely affected and the value of our goodwill and identifiable intangible assets related to these businesses may be impaired.

        There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

        The securities industry in the US is subject to extensive regulation under both federal and state laws. Moreover, Bear Stearns is registered as an investment adviser with the SEC. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, the Municipal Securities Rulemaking Board, and national securities exchanges such as the NYSE, which has been designated by the SEC as the primary regulator of certain of our subsidiaries, including Bear Stearns and BSSC. These self-regulatory organizations (i) adopt rules, subject to approval by the SEC, that govern the industry and (ii) conduct periodic examinations of our broker-dealer subsidiaries' operations. Securities firms are also subject to regulation by state securities administrators in those states where they conduct business.

        US broker-dealers are subject to rules and regulations which cover all aspects of the securities business including: sales methods; trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit and the conduct of officers and employees. The types of regulations to which investment advisers are subject also are extensive and include: recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. The mode of operation and profitability of broker-dealers or investment advisers may be directly affected by new legislation, changes in rules promulgated by the SEC and self-regulatory organizations and changes in the interpretation or enforcement of existing laws and rules. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings that can result in censures, fines, the issuance of cease-and-desist orders and the suspension or expulsion of a broker- dealer or an investment adviser, its officers or employees. The principal purpose of regulation and discipline of broker-dealers and investment advisers is the protection of customers and the securities markets, rather than the protection of creditors and stockholders of broker-dealers or investment advisers. On occasion, we and our subsidiaries have been subject to investigations and proceedings and sanctions have been imposed for infractions of various regulations, none of which, to date, has had a material adverse effect on us or our business.

        The Market Reform Act of 1990 (the "Market Reform Act") was adopted to strengthen the SEC's regulatory oversight of the national securities markets and increase the efficacy and stability of such markets by, among other things: (i) providing the SEC with discretion to halt securities trading on any national exchange for the protection of investors; (ii) requiring broker-dealers and other registrants to regularly provide information to the SEC regarding holding companies and other affiliated entities whose activities can impact their financial condition; (iii) requiring broker-dealers and other registrants who execute large-trade orders to provide information to the SEC regarding such transactions; and (iv) allowing the SEC to prosecute market participants who violate SEC rules and regulations designed to maintain fair and orderly markets. The SEC has adopted the Risk Assessment Reporting Requirements for Brokers and Dealers (the "Risk Assessment Rules") to implement the provisions of the Market Reform Act. The Risk Assessment Rules require that broker-dealers: (i) have an organizational chart; (ii) maintain risk management procedures or standards for monitoring and controlling risks; (iii) maintain and preserve records and other information; and (iv) file quarterly reports covering the risk management procedures and the financial and securities activities of the holding companies of broker-dealers, or broker-dealer affiliates or subsidiaries that are reasonably likely to have a material impact on the financial and operational condition of the broker-dealer.

        The Insider Trading and Securities Fraud Enforcement Act of 1988 was adopted to strengthen the SEC's ability to deter, detect and punish insider trading by, among other things: (i) increasing civil penalties that can be assessed against controlling persons who purposefully or recklessly fail to take adequate measures to prevent insider trading; (ii) allowing the SEC to provide cash rewards to individuals who provide evidence of insider trading; (iii) affirming the government's ability to obtain criminal sanctions against those found guilty of insider trading; and (iv) requiring broker-dealers and investment advisors to establish and enforce written procedures reasonably designed to prevent the misuse of material, nonpublic information.

        The Government Securities Act of 1986 was adopted to decrease volatility and increase investor confidence and liquidity in the government securities market by creating a coordinated and comprehensive regulatory structure for the market where none had previously existed. In particular, the Government Securities Act: (i) requires broker-dealers solely involved in government securities to register with the SEC; (ii) allows the Secretary of the Treasury to adopt rules regarding the custody, use, transfer and control of government securities; and (iii) bestows upon the SEC authority to enforce such rules as to broker-dealers and other SEC registrants.

        The futures industry in the US is subject to regulation under the Commodity Exchange Act, as amended. The CFTC is the federal agency charged with the administration of the Commodity Exchange Act and the regulations thereunder. Bear Stearns and BSSC are registered with the CFTC as futures commission merchants and are subject to regulation as such by the CFTC and various domestic boards of trade and other futures exchanges. Bear Stearns' and BSSC's futures business is also regulated by the NFA, a not-for-profit membership organization, which has been designated a registered futures association by the CFTC.

        As registered broker-dealers and member firms of the NYSE, both Bear Stearns and BSSC are subject to the Net Capital Rule (Rule 15c3-1) (the "Net Capital Rule") under the Exchange Act, which has been adopted through incorporation by reference in NYSE Rule 325. The Net Capital Rule, which specifies minimum net capital requirements for registered broker-dealers, is designed to measure the general financial integrity and liquidity of broker-dealers and requires that at least a minimal portion of its assets be kept in relatively liquid form.

        In June 2004, the SEC adopted rule amendments to "Alternative Net Capital Requirements for Broker-Dealers That Are Part of Consolidated Supervised Entities" that allow investment banks to voluntarily submit to be regulated by the SEC on a global consolidated basis. These regulations (referred to as CSE) were in response to what is known as the "Financial Conglomerates Directive" (2002/87/EC) of the European Parliament, which served to compel globally active institutions doing business in Europe to be regulated on a global consolidated basis. The Company is applying to the SEC during fiscal 2005 to be regulated under this new CSE regime effective December 1, 2005. The new framework will be a notable change in the Company's regulation, as activities which are currently transacted outside of SEC-regulated entities will come under the scope of SEC regulations and capital adequacy requirements. On becoming subject to the SEC's consolidated supervision, the Company will be required to report to the SEC computations of the Company's consolidated capital adequacy. Although the application process is not yet complete, the Company believes that it will meet the requirements of the SEC to be regulated on a consolidated basis.

        Bear Stearns and BSSC are also subject to the net capital requirements of the CFTC and various futures exchanges, which generally require that Bear Stearns and BSSC maintain a minimum net capital equal to the greater of the alternative net capital requirement provided for under the Exchange Act or 8% of the total risk maintenance margin requirements for positions carried in customer accounts plus 4% of the total risk maintenance margin requirement for positions carried in non-customer accounts in each case as defined in Rule 1.17 of the CFTC.

        Compliance with the Net Capital Rule could limit those operations of Bear Stearns and/or BSSC that require significant capital usage, such as underwriting, trading and the financing of customer margin account debit balances. The Net Capital Rule could also restrict our ability to withdraw capital from Bear Stearns or BSSC, which in turn could limit our ability to pay dividends, pay interest, repay debt, or redeem or purchase shares of its outstanding capital stock. Additional information regarding net capital requirements is set forth under "Item 8. Financial Statements and Supplementary Data" in Note 16 of Notes to Consolidated Financial Statements entitled "Regulatory Requirements" in our Annual Report on Form 10-K for the fiscal year ended November 30, 2004. See "Where You Can Find More Information" and "General Information."

        Bear Stearns and BSSC are members of the Securities Investor Protection Corporation ("SIPC"), which provides insurance protection for customer accounts held by these entities of up to $500,000 for each customer, subject to a limitation of $100,000 for cash balance claims in the event of the liquidation of a broker-dealer. In addition, all BSSC security accounts are protected by an excess securities bond issued by the Customer Asset Protection Company, up to the amount of their total net equity (both cash and securities) in excess of the underlying SIPC protection.

        The activities of our bank and trust company subsidiary, CTC, are regulated by the New Jersey Department of Banking and Insurance and the FDIC. FDIC regulations require certain disclosures in connection with joint advertising or promotional activities conducted by Bear Stearns and CTC. Such regulations also restrict certain activities of CTC in connection with the securities business of Bear

Stearns. The Competitive Equality in Banking Act of 1987, as amended, limits the use of overdrafts at Federal Reserve Banks on behalf of affiliates.

        BSIL is a member of the following: Borsa Italiana, Casa di Compensazione & Garanzia ("CC&G"), Clearstream Banking Frankfurt ("CBF"), EDX London Limited, EUREX, Euronext, Deutsche Borse, The Futures Industry Association ("FIA"), The Futures & Options Association ("FOA"), IPE, International Securities Markets Association ("ISMA"), LCH Clearnet Limited ("LCH"), Mercato Telematico all'Ingrosso dei Titoli de Stato ("MTS"), SegaInterSettle AG ("SIS"), Stockholmsborsen AB and Virt-x. Another London subsidiary, BSIT, is a member of the London Stock Exchange ("LSE"), CREST (The Settlement Network) and a shareholder in Euroclear Plc. Both BSIL and BSIT are authorized and regulated in the United Kingdom by the Financial Services Authority ("FSA"), pursuant to The Financial Services and Markets Act 2000. FSA regulates all aspects of the financial services industry in the United Kingdom and its Rules cover (inter alia): senior management responsibilities, regulatory capital, sales and trading practices, safekeeping of customer funds, record keeping, registration standards for individuals and reporting to customers.

        BSJL is licensed with and regulated by the Financial Services Agency of Japan. BSJL is a limited trade participant to the TSE and the OSE and has a membership on the TIFFE. Bear Stearns Hong Kong Limited is registered as a Commodities Dealer with the Securities and Futures Commission ("SFC") in Hong Kong and its main business consists of sales of US futures products to corporate and retail customers in Hong Kong. BSAL is registered as a Securities Dealer with the SFC in Hong Kong and is a participant (i.e. member) of the Hong Kong Exchange Limited. BSSP has a Capital Market Service license to conduct regulated activities in Dealing in Securities & Advising on Corporate Finance. BSSP provides sales, execution and research services on fixed income securities to institutional investors in Asia.

        BSB is an Ireland-based bank, which was incorporated as a limited liability company on November 27, 1995 and then re-registered on October 15, 1996 as a public company. BSB was granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971 and is regulated by the Irish Financial Services Regulatory Authority (formerly the Central Bank of Ireland), which is the principal regulator of banks in Ireland.

        Our principal business activities—investment banking, securities and derivatives trading and sales, clearance and brokerage—are, by their nature, highly competitive and subject to various risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues have been, and are likely to continue to be, subject to wide fluctuations, reflecting the effect of many factors, including general economic conditions, securities market conditions, the level and volatility of interest rates and equity prices, competitive conditions, liquidity of global markets, international and regional political conditions, regulatory and legislative developments, monetary and fiscal policy, investor sentiment, availability and cost of capital, technological changes and events, outcome of legal proceedings, changes in currency values, inflation, credit ratings and the size, volume and timing of transactions. These and other factors can affect our volume of security new-issues, mergers and acquisitions and business restructurings; the stability and liquidity of securities and futures markets; and ability of issuers, other securities firms and counterparties to perform on their obligations. Decrease in the volume of security new-issues, mergers and acquisitions or restructurings generally results in lower revenues from investment banking and, to a lesser extent, reduced principal transactions. A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions, and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts. In periods of reduced sales and trading or investment banking activity, profitability may be adversely affected because certain expenses remain relatively fixed. Our securities trading, derivatives, arbitrage, market-making, specialist, leveraged lending, merchant banking, leveraged buyout and underwriting activities are conducted by us on a principal basis and expose us to significant risk of loss. Such risks include market, counterparty credit and liquidity risks.

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to us, the following discussion summarizes certain US federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes. Except as provided below under "—Federal Income Tax Consequences to Non-US Holders," this summary deals only with a Holder that is:

  •
  a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (or other entity that is treated as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate the income of which is subject to US federal income taxation regardless of its source; or

  •
  a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "US Holder").

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for US federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

        This discussion is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only US Holders that purchase the Notes at initial issuance and beneficially own such Notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; mutual funds or real estate investment trusts; regulated investment companies; small business investment companies; S corporations; partnerships or other entities treated as partnerships for US federal tax purposes; investors whose functional currency is not the US dollar; expatriates; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax advantaged accounts; or "controlled foreign corporations" or "passive foreign investments companies" for US federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

Federal Income Tax Consequences to US Holders

  Interest on the Notes

        A US Holder that uses the cash method of accounting will be required to include in income the US dollar value of the amount of Euros received, determined by translating the Euros received at the "spot rate" for the Euros on the date the payment is received regardless of whether the payment is in fact converted into US dollars. The US Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of the Euro payment.

        A US Holder that uses the accrual method of accounting may determine the amount of income recognized with respect to interest in accordance with either of two methods. Under the first method, the US Holder will be required to include in income for each taxable year the US dollar value of the Euro amount of interest that has accrued during the year, determined by translating the interest at the average rate of exchange for the period or periods during which the interest accrued. Under the second method, the US Holder may elect to translate interest income at the spot rate on:

  •
  the last day of the accrual period,

  •
  the last day of the taxable year if the accrual period straddles the US Holder's taxable year, or

  •
  on the date the interest payment is received if the date is within five days of the end of the accrual period.

        Upon receipt by an accrual method US Holder of an interest payment on the Note (including, upon the sale of the Note, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the US Holder will recognize ordinary foreign currency exchange gain or loss in an amount equal to the difference between the US dollar value of the Euros received (determined by translating the Euros received at the spot rate for the Euros on the date the payment is received) and the US dollar value of the Euro interest income the US Holder previously included in income with respect to the payment.

  Sale, Exchange and Retirement of the Notes

        A cash basis US Holder's tax basis in a Note will, in general, be the US dollar value of the Euro amount paid for the Note determined by translating the Euros at the spot rate for the Euros on the settlement date. An accrual basis US Holder's tax basis in a Note will, in general, be the US dollar value of the Euro amount paid for the Note determined by translating the Euros at the spot rate for the Euros on the date of purchase unless the US Holder elects to translate the Euros at the spot rate on the settlement date. This election is available only if the US Holder applies the election to the Notes and all other notes of the US Holder that are traded on an established securities market. If a US Holder purchases the Note with previously owned Euros, such holder will recognize ordinary foreign currency exchange gain or loss at the time of the purchase attributable to the difference at the time of purchase, if any, between the US Holder's tax basis in the Euros and the cost of the Note in US dollars (determined by translating the Euros paid for the Note at the spot rate for the Euros on the date of the purchase or settlement, as the case may be).

        Upon the sale, exchange, retirement or other disposition of a Note, a US Holder will recognize gain or loss equal to the difference between the US dollar value of the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued stated interest that such holder did not previously include in income, which will be taxable as ordinary interest income) and the US Holder's adjusted tax basis in the Note. If a cash basis US Holder receives Euros for the Note, the US dollar value of the Euros will be determined by translating the Euros at the spot rate for the Euros on the settlement date of the sale. If an accrual basis US Holder receives Euros for the Note, the US dollar value of the Euros will be determined by translating the Euros at the spot rate for Euros on the date of payment by us or the date of the US Holder's sale or exchange of the Note unless the US Holder has elected to translate the Euros at the spot rate on the settlement date for the sale, as described above. Except with respect to gain or loss attributable to changes in exchange rates as discussed below, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        A US Holder will recognize ordinary foreign currency exchange gain or loss, instead of capital gain, with respect to gain or loss attributable to the movement in exchange rates between the time of purchase and the time of sale, exchange, retirement or other disposition of a Note. This gain or loss will equal the difference between (i) the principal amount of the Note translated into US dollars at the spot rate on the date of payment by us or on the date of the US Holder's sale or exchange of the Note, or on the settlement date, as the case may be and (ii) the US Holder's tax basis in the Note. The realization of the foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a Note.

        A US Holder's tax basis in Euros received as interest on, or on the sale, exchange, retirement or other disposition of, a Note will be the US dollar value thereof (determined, for interest, by translating the Euros received at the spot rate for the Euros on the date the payment is received and for Euros received on the sale, exchange retirement or other disposition of the Notes at the spot rate for the Euros on the date of payment or settlement, as the case may be). Any gain or loss recognized by a US Holder on a sale, exchange or other disposition of Euros will be ordinary foreign currency exchange gain or loss and will not be treated as interest income or expense, except to the extent provided in US Treasury regulations or administrative pronouncements of the Internal Revenue Service (the "IRS").

  Disclosure Requirements for US Holders Recognizing Significant Losses or Experiencing Significant Book Tax Differences

        A US Holder that claims significant losses in respect of a Note (generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) $50,000 or more in a taxable year of an individual or trust for foreign currency exchange losses) or reports any item or items of income, gain, expense, or loss in respect of a Note for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million on a gross basis in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the Notes.

Federal Income Tax Consequences to Non-US Holders

        As used in this discussion, the term "Non-US Holder" means a beneficial owner of a Note that is, for US federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  an estate whose income is not subject to US federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

  Treatment of Interest

        Interest payments on the Notes to Non-US Holders will not be subject to US federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-US Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-US Holder is not a controlled foreign corporation for US federal income tax purposes that is related to us through actual or constructive ownership, and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-US Holder in the United States and either (a) the Non-US Holder provides a correct, complete and executed IRS Form W-8BEN, Form W-8EXP or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-US Holder holds its Note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-US branch or office of a US financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        If any of these conditions are not satisfied, interest on the Notes will be subject to a 30% withholding tax when paid, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a US trade or business and the Non-US Holder provides a correct, complete and executed IRS Form W-8ECI. In the latter event, generally Non-US Holders will be subject to US federal income tax with respect to all income from the Notes in the same manner as US Holders, as described above. Additionally, in such event, Non-US Holders that are corporations could be subject to a branch profits tax on such income as well.

  Treatment of Dispositions of the Notes

        In general, gain realized on the sale, exchange or retirement of the Notes by a Non-US Holder will not be subject to US federal income tax, unless:

  •
  the gain with respect to the Notes is effectively connected with a trade or business conducted by the Non-US Holder in the United States, in which case the gain will be taxed in the same manner as interest that is effectively connected to such a trade or business as described above or

  •
  the Non-US Holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

  Treatment of Notes for US Federal Estate Tax Treatment

        A Note held by an individual who at death is a Non-US Holder will not be includible in the Non-US Holder's gross estate for US federal estate tax purposes if payments on the Notes to the Non-US Holder would not have been subject to US federal income or withholding tax at the time of death under the tests described above.

  Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a Note and proceeds of the sale of a Note held by a US Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a US Holder that is not an exempt recipient if (a) the US Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, (b) we have been notified by the IRS of an underreporting by the US Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) we have been notified by the IRS that the tax identification number provided to the IRS on an information return does not match IRS records or that the number was not on the information return.

        Backup withholding will not be required with respect to interest paid to Non-US Holders, so long as we have received from the Non-US Holder a correct and complete IRS Form W-8BEN, W-8ECI, W-8EXP or Form W-8IMY with all of the attachments required by the IRS. Interest paid to a Non-US Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-US Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a Note by a Non-US Holder made within the United States or conducted through certain US related financial intermediaries, unless we receive one of the tax forms described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your US federal income tax liability, if any). The information reporting requirements may apply regardless of whether withholding is required. For Non-US Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The preceding discussion is only a summary of certain of the tax implications of an investment in the Notes. Prospective investors are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

PROPOSED EUROPEAN UNION SAVINGS DIRECTIVE

        On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income. Under the Directive Member States are required, from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement dated July 20, 2005 (the "Underwriting Agreement") between us and the underwriters named below (the "Underwriters"), we have agreed to sell to each of the Underwriters, and each of the Underwriters has severally, and not jointly, agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Bear, Stearns International Limited	€790,000,000
Cassa Lombarda S.p.A.	€ 10,000,000
Calyon	€ 10,000,000
Danske Bank A/S	€ 10,000,000
HSBC Bank plc	€ 10,000,000
Bayerische Hypo-und Vereinsbank AG	€ 10,000,000
Banco Santander Central Hispano S.A.	€ 10,000,000

Total	€850,000,000

        The Underwriters have advised us that they propose to offer some or all of the Notes to the public at the offering price set forth on the cover page of this prospectus supplement and any balance to certain dealers at a price that reflects concessions not in excess of 0.35% of the principal amount of the Notes. Such dealers may reallow a concession to other dealers not in excess of 0.35% of the principal amount of the Notes. After the initial offering to the public, the public offering price and other selling terms may be changed. The Underwriting Agreement provides that we will pay as underwriters' compensation the amounts set forth as underwriting discount on the table on the cover page of this prospectus supplement. The expenses of the offering of the Notes are estimated to be approximately $100,000.

        In the event of default by one or more Underwriters, the Underwriting Agreement provides that in certain circumstances other underwriters may be substituted or the commitment of each non-defaulting Underwriter may be increased up to 10%. However, if the default involves more than 10% of the aggregate principal amount of the Notes, the Underwriting Agreement may be terminated.

        The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Notes if any are purchased. The Underwriters reserve the right to withdraw, cancel or modify the offering, and to reject orders in whole or in part.

        BSIL is acting as Global Coordinator for the offering of the Notes. The Underwriters propose initially to offer the Notes for sale in the United States and in those jurisdictions in Europe and Asia where it is legal to make such offers. All Notes to be sold to purchasers in Europe will be sold through BSIL. However, no action has been or, except in connection with the application for the Notes to be listed on the NYSE, will be taken in any jurisdiction by the Underwriters or us that would permit a public offering of the Notes or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than the United States, where, or in any circumstances in which, action for that purpose is required.

        Each Underwriter has agreed that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it offers, sells or delivers any of the Notes or possesses or distributes this prospectus supplement and the accompanying prospectus and will obtain any consent, approval or permission which is (to the best of its knowledge and belief) required by it for the purchase, offer, sale or delivery by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither we nor any other Underwriter shall have any responsibility therefor.

        You may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

        The Notes are a further issuance of securities and currently have no established trading market. Although we intend to apply to list the Notes on the NYSE, no guarantees can be given that the application will be approved. We have been advised by BSIL that, following completion of the offering of the Notes, BSIL and its affiliates intend to make a market in the Notes, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the Notes will develop or, if such a trading market develops, as to the liquidity of such trading market.

        All secondary trading in the Notes will settle in same day funds. See "Description of the Notes—Book-Entry, Delivery and Form—Global Clearance and Settlement Procedures."

        It is expected that delivery of the Notes will be made against payment therefor on or about July 27, 2005, which is the fifth business day following the date hereof (such settlement cycle being herein referred to as "T+5"). Purchasers of Notes should note that the ability to settle secondary market trades of the Notes executed on the date of pricing may be affected by the T+5 settlement.

        The Underwriting Agreement provides that we will indemnify the Underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

        BSIL is our wholly-owned subsidiary. To the extent that part or all of the Notes so purchased by BSIL are not resold by them at the initial offering price, the funds derived from our sale of the Notes on a consolidated basis may be reduced, because we will not derive any additional funds from Notes purchased by BSIL and not resold. BSIL intends to resell any Notes that it is unable to resell from time to time, at prevailing market prices, subject to applicable prospectus delivery and other legal requirements.

        The offer and sale of the Notes in respect of which this prospectus supplement is delivered complies with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD regarding underwriting securities of an affiliate of an NASD member.

        In order to facilitate the offering of the Notes, BSIL, in its capacity as Global Coordinator of the offering of the Notes, may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, BSIL, on behalf of the Underwriters, may over-allot or otherwise create a short position in the Notes for the account of the Underwriters by selling more Notes than have been sold to us. BSIL, on behalf of the Underwriters, may elect to cover any such short position by purchasing Notes in the open market. In addition, BSIL, on behalf of the Underwriters, may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

        BSIL will make the Notes available for distribution on the Internet through a proprietary web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. We own less than 10% of Market Axess Inc. Market Axess Inc. is providing the system as a conduit for communications between BSIL and its customers and is not a party to any transactions. We do not believe that Market Axess Inc. will function as our underwriter or agent of the issuer, nor do we believe that Market Axess Inc. will act as a broker for any customer of BSIL. Market Axess Inc., a registered broker-dealer, will receive compensation from BSIL based on transactions BSIL conducts through the system. BSIL will make the Notes available to its customers through the Internet distributions, whether through a proprietary or third-party system, on the same terms as distributions made through other channels.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, USA. Certain legal matters will be passed upon for the Underwriters by Kramer Levin Naftalis & Frankel LLP, New York, New York, USA. Certain legal matters relating to the laws of England and Wales are being passed upon for us by Cadwalader, Wickersham & Taft LLP, London, England, and for the Underwriters by Berwin Leighton Paisner, London, England.

EXPERTS

        The consolidated financial statements, the related financial statement schedules and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference from our 2004 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 28, 2005 and February 29, 2004 and May 31, 2005 and May 31, 2004, which is incorporated by reference in this prospectus supplement, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2005 and May 31, 2005, which are incorporated by reference in this prospectus supplement, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

GENERAL INFORMATION

        We are incorporated with shares and limited liability under the laws of the State of Delaware, the United States. Our registered office is at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA. Our principal executive office is 383 Madison Avenue, New York, New York 10179, USA.

        So long as the Notes are outstanding, copies of the following documents will be available from our principal executive office and from the specified offices of the paying agents in London:

          (i) our Certificate of Incorporation and By-laws;

          (ii) our published audited consolidated financial statements contained in our Annual Report on Form 10-K for the two fiscal years ended November 30, 2004 and November 30, 2003;

          (iii) the Underwriting Agreement and the Indenture;

          (iv) a copy of this prospectus supplement and accompanying prospectus;

          (v) the written agreement of Cadwalader, Wickersham & Taft LLP referred to below; and

          (vi) any other documents incorporated herein by reference.

        Our consolidated statements of financial condition as of November 30, 2004 and November 30, 2003, and the related consolidated statements of income, cash flows and changes in stockholder's equity for each of the three years in the period ended November 30, 2004, and management's report on the effectiveness of internal control over financial reporting as of November 30, 2004, which are incorporated by reference in this prospectus supplement, were audited, without qualification, by Deloitte & Touche LLP, 2 World Financial Center, New York, NY 10281, USA, an independent registered public accounting firm, in accordance with the standards of the Public Company Accounting Oversight Board (United States).

        Cadwalader, Wickersham & Taft LLP have given and have not withdrawn their written agreement to the inclusion of their tax summary in this prospectus supplement in the form and context in which it appears.

        Other than as disclosed or contemplated herein, there has been no material change in our financial or trading position since May 31, 2005 and no material adverse change in our financial position or prospects since November 30, 2004.

        In the normal course of our business, we have been named as defendant in various legal actions, including arbitrations, class actions and other litigation, arising out of our activities as a broker and dealer, as an underwriter, as an investment banker, as an employer or arising out of alleged employee misconduct. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. We are also involved from time to time in investigations and proceedings by governmental agencies and self-regulatory organizations. Although the ultimate outcome of these matters cannot be ascertained at this time, it is the opinion of our management that the resolution of the foregoing matters will not have a material adverse effect on our financial condition, taken as a whole; such resolution may, however, have a material effect on the operating results in any future period, depending upon the level of income for such period. There are no legal or arbitration proceedings (including any such proceedings which are pending or threatened) of which we are aware which may have or have had during the 12 months before the date of this document a material effect on our consolidated financial condition.

        The Notes have been assigned International Security Identification Number (ISIN) US073902KE73 and CUSIP No. 073902KE7. As of July 20, 2005, we have not been assigned a Euroclear and Clearstream Common Code.

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $12,410,781,162 (as described in the applicable prospectus supplement).

We will provide the specific terms of these securities in supplements to this pro- spectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated February 2, 2005.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the .PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2003;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2004, May 31, 2004 and August 31, 2004; and

          (3)   the Current Reports on Form 8-K dated December 15, 2003, December 17, 2003, December 17, 2003, January 7, 2004, January 21, 2004, March 3, 2004, March 17, 2004, March 18, 2004, March 18, 2004, April 1, 2004, May 25, 2004, June 15, 2004, June 16, 2004, June 16, 2004, September 7, 2004, September 22, 2004, September 22, 2004, September 22, 2004, September 27, 2004, October 29, 2004, November 4, 2004, November 18, 2004, November 29, 2004, December 21, 2004, December 28, 2004, January 5, 2005, January 6, 2005, January 20, 2005 and January 25, 2005.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited, Custodial Trust Company, Bear Stearns Financial Products Inc., Bear Stearns Capital Markets Inc., EMC Mortgage Corporation, Bear Stearns Commercial Mortgage Inc., Bear Stearns Credit Products Inc. and Bear Stearns Forex Inc.

        Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

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  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

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  securities, options and futures brokerage;

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  providing securities clearance services;

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  managing equity and fixed income assets for institutional and individual clients;

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  financing customer activities;

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  securities lending;

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  securities and futures arbitrage;

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  involvement in specialist activities on the New York Stock Exchange, American Stock Exchange and International Securities Exchange ("ISE");

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  underwriting and distributing securities;

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  arranging for the private placement of securities;

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  assisting in mergers, acquisitions, restructurings and leveraged transactions;

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  making principal investments in leveraged acquisitions;

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  engaging in commercial real estate activities;

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  investment management and advisory services; and

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  fiduciary, custody, agency and securities research services.

        Our business is conducted:

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  from our principal offices in New York City;

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  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

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  from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

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  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

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  through joint ventures with other firms in Belgium, Greece, Spain and Sweden.

        Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients.

        Bear Stearns and BSSC are broker-dealers and investment advisers registered with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

        BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), an FDIC insured New Jersey State chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2004, CTC held approximately $81 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a HUD and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. In addition, through a subsidiary, EMC may originate commercial construction loans through approved brokers.

        Bear Stearns Commercial Mortgage Inc. activities benefit mortgage customers by providing a source for owners of property to finance commercial, multifamily, and manufactured housing community properties, including the placement of these loans through mortgage bankers in the states in which it is duly licensed or exempted.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

RATIO INFORMATION

        The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

        The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the fiscal years ended November 30, 2004, 2003, 2002, 2001 and 2000.

	Fiscal Year Ended November 30,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	2.2	2.2	1.7	1.2	1.2
Ratio of earnings to combined fixed charges and preferred dividends	2.2	2.2	1.7	1.2	1.2

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee").

        The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this prospectus forms a part. A copy of the Indenture is available as described under "Where You Can Find More Information."

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

        We may offer debt securities for an aggregate principal amount of up to $12,410,781,162 under this prospectus. As of the date of this prospectus, we have issued approximately $92,455,416,650 aggregate principal amount of debt securities under the Indenture, of which $23,616,093,000 is outstanding. The Indenture permits us to:

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  issue debt securities at various times in one or more series;

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  issue an unlimited principal amount of debt securities;

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  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this prospectus at various times and without your consent; and

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  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

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  the title and type of the debt securities;

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  the total principal amount of the debt securities;

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  the minimum denominations;

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  the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

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  the person to whom interest is payable, if other than the owner of the debt securities;

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  the maturity date or dates;

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  the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

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  any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

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  the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

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  the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

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  any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

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  any exchange or conversion features;

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  if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

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  the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than US dollars;

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  if the debt securities will be issued in other than book-entry form;

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  the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

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  any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or US government obligations;

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  any provision relating to the extension or renewal of the maturity date of the debt securities;

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  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

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  whether the debt securities will be listed on any securities exchange; and

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  any other terms of the debt securities, which could be different from those described in this prospectus.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

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  at our option, by check mailed to the address of the person entitled to payment; or

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  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

Limitation on Liens

        We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, CTC, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indenture permits:

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  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

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  a change in control; or

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  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

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  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

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  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

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  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

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  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

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  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

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  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

        Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

        Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

        If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

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  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

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  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

        We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

        If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

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  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable prospectus supplement. Warrants may be offered independently of or together with one or more additional warrants, any series of debt securities, preferred stock or other securities or any combination thereof and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as described under "Where You Can Find More Information."

Debt Warrants

        We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities on terms to be determined at the time of sale.

Index Warrants

        We may issue index warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing.

Interest Rate Warrants

        We may issue interest rate warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing.

Universal Warrants

        We may also issue universal warrants:

  •
  to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  •
  entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

  •
  to purchase or sell commodities; or

  •
  in such other form as shall be specified in the applicable prospectus supplement.

        We refer to the property in the above clauses as the warrant property. We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

General Terms of Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to the warrants:

  •
  the specific designation and aggregate number of warrants;

  •
  the offering price;

  •
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  •
  the date on which the right to exercise those warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date on which you may exercise the warrants;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  whether those warrants are extendible and the period or periods of such extendibility;

  •
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  •
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  •
  any applicable US federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination, or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  whether the warrants are to be sold separately or with other securities; and

  •
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

Additional Terms of Debt Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any debt warrants:

  •
  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

  •
  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Additional Terms of Index and Interest Rate Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

  •
  the exercise price, if any;

  •
  the index or indices for any index warrants, which index or indices may be based on one or more US or foreign stocks, bonds, or other securities, one or more US or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting US or foreign index or an index based on one or more securities, interest rates, currencies or currency units selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates, currencies or currency units (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates, currencies or currency units);

  •
  for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

  •
  the commodity, commodity index or combinations of commodities or commodity indices;

  •
  any market to which the commodity or commodity index relates;

  •
  the debt instrument (which may be one or more debt instruments issued either by the US government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

  •
  the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

  •
  whether such warrants shall be put warrants, call warrants or otherwise;

  •
  the formula for determining the cash settlement value of each warrant;

  •
  the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

  •
  any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

  •
  any provisions for the automatic exercise of such warrants other than at expiration;

  •
  whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

  •
  any other procedures and conditions relating to the exercise of such warrants.

Additional Terms of Universal Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any universal warrants:

  •
  whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

  •
  the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

  •
  the currency in which the exercise price, if any, and the cash settlement value of such warrants is payable;

  •
  the base currency and the reference currency for any currency warrants;

  •
  the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the warrants.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

        This section describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available described under "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  (2)
  the offering price;

  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  (4)
  any redemption or sinking fund provisions;

  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of November 30, 2004, there were outstanding:

  •
  3,493,250 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  2,612,800 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  2,856,900 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        Unless otherwise specified in the applicable pricing supplement, no series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this prospectus is a part. Copies of any such deposit agreement will be available as described under "Where You Can Find More Information."

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depository of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depository. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depository may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depository will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depository (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depository for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depository will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depository determines that it is not feasible to make such a distribution, the depository may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depository as a result of the redemption. Whenever we redeem shares of preferred stock held by a depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depository will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depository.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depository of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depository will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depository as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depository will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depository to enable the depository to do so. The depository will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depository (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depository together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depository only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or

  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depository as a result of that distribution has been distributed by the depository to the holders of those depositary shares.

Charges of Depository

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depository in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Reports

        Each depository will forward to the holders of depositary shares issued by that depository all reports and communications from us that are delivered to the depository and that we are required to furnish to the holders of the preferred stock held by the depository. In addition, each depository will make available for inspection by the holders of those depositary shares, at the principal office of such depository and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depository as the holder of preferred stock.

Limitation on Liability

        Neither we nor any depository will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depository will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depository under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depository may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depository

        A depository may resign at any time by delivering to us notice of its election to resign, and we may remove any depository at any time. Any such resignation or removal will take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Each debt security, warrant, share of preferred stock, and depositary share in registered form will be represented either:

  •
  by one or more global securities representing the entire issuance of securities; or

  •
  by a certificate issued in definitive form to a particular investor.

Book-Entry System

        Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

        If a security is registered on the books that we or the Trustee, warrant agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

        In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

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  the depository, such as The Depository Trust Company ("DTC"), notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Exchange Act, and in any case we fail to appoint a successor to the depository within 90 calendar days; or

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  we, in our sole discretion, determine not to have any notes of a series represented by a global security.

        Upon the occurrence of either of the foregoing events, we will issue securities in certificated form in exchange for all outstanding global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of securities equal in principal amount to such beneficial interest and to have such securities registered in its name. Debt securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons.

        You should read "Limitation on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Street Name Owners

        When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the Trustee under the Indenture and the obligations, if any, of any warrant agents, depository, and any other third parties employed by us, the Trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or a warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles payments on your securities and notices;

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  whether you can provide contact information to the registrar to receive copies of notices directly;

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  whether it imposes fees or charges;

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  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

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  how it would handle a request for the holders' consent, if required;

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  whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

        Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called "depositories." Each series of securities will have one or more of the following as the depositories:

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  DTC;

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  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

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  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

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  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositories named above also may be participants in one another's systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

        The following is based on information on DTC's website at www.dtcc.com:

        DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

        We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream and Euroclear

        Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

        Euroclear and Clearstream are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

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  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

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  we, the Trustee, and any warrant agents will not be responsible for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

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  we, the Trustee, and any warrant agents do not supervise the depository in any way;

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  the depository may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depository's book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream when DTC is the depository, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

        Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

        If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depository must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

        In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depository by the owners of the beneficial interests.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with US federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States persons," as defined below, except as otherwise permitted by certain US Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or pay interest on any bearer debt security until we have received the written certification provided for in the Indenture. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the US income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a US taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States person" generally means:

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  a citizen or resident of the United States;

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  a corporation, partnership, or other business entity created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

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  an estate whose income is subject to US federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-US beneficial ownership be delivered once a bearer warrant is exercised).

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

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  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

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  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

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  directly to one or more purchasers;

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  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

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  through a combination of any of these methods of sale.

        Each prospectus supplement will describe the manner and terms of an offering of securities, including:

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  the names of any underwriters, dealers, or agents;

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  whether that offering is being made to underwriters or through agents or directly;

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  the rules and procedures for the auction process through DAiSSSM, if used;

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  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

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  the securities' purchase price or initial public offering price;

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  the proceeds we anticipate from the sale of the securities; and

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  any securities exchange on which the offered securities may be listed.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

        When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

        We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters, dealers and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

        The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent of the gross proceeds from the sale of any security being sold in the initial distribution.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although we are not a "disqualified person" with respect to an IRA simply because the IRA is established with Bear Stearns or because Bear Stearns provides brokerage to the IRA, and neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer-sponsored IRAs, as only employer-sponsored IRAs are covered by ERISA.

        Applicable exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 91-38 relating to bank collective investment funds, PTCE 90-1 relating to insurance company separate accounts and PTCE 95-60 relating to insurance company general accounts). A fiduciary of a Plan purchasing the securities, or in the case of certain IRAs, the grantor or other person directing the purchase of the securities for the IRA, shall be deemed to represent that its purchase, holding, and disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code for which an exemption is not available.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a non-exempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the securities. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the securities will not result in a non-exempt violation of applicable Similar Law.

EXPERTS

        The consolidated financial statements and the related financial statement schedules included or incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2003 have been incorporated by reference in this prospectus and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 29, 2004, May 31, 2004, August 31, 2004, February 28, 2003, May 31, 2003 and August 31, 2003, which is incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004, which are incorporated by reference in this prospectus, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Securities Act.

VALIDITY OF THE SECURITIES

        The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

Principal Executive Office of the Company

THE BEAR STEARNS COMPANIES INC.
383 Madison Avenue
New York, New York 10179
USA

Trustee, Registrar and Principal Paying Agent

JPMORGAN CHASE BANK, N.A.
4 New York Plaza
New York, New York 10004
USA

Paying Agent and Transfer Agent

JPMORGAN CHASE BANK, N.A.
Trinity Towers
9 Thomas More Street
London E1 9YT
England

Legal Advisers

To the Underwriters as to US Law KRAMER LEVIN NAFTALIS & FRANKEL LLP 1177 Avenue of the Americas New York, New York 10036 USA	To the Company as to US Law CADWALADER, WICKERSHAM & TAFT LLP One World Financial Center New York, New York 10281 USA
To the Underwriters as to English Law BERWIN LEIGHTON PAISNER Adelaide House London Bridge London EC4R 9HA England	To the Company as to English Law CADWALADER, WICKERSHAM & TAFT 265 Strand London WC2R 1BH England

Independent Registered Public Accounting Firm of the Company

DELOITTE & TOUCHE LLP
Two World Financial Center
New York, New York 10281
USA

Listing Agent and International Coordinator

BEAR, STEARNS INTERNATIONAL LIMITED
One Canada Square
London E14 5AD
England

         We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information. This prospectus supplement and the accompanying prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus supplement is current as of July 20, 2005 and the information in the accompanying prospectus is current as of February 2, 2005.

€850,000,000

The Bear Stearns
Companies Inc.

Floating Rate Global
Notes Due July 27, 2012

PROSPECTUS SUPPLEMENT

Bear, Stearns International Limited

Banco Santander
Calyon Incorporated Investment Bank
Cassa Lombarda
Danske Bank
HSBC
HVB Corporate & Markets

July 20, 2005

QuickLinks

FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
SUMMARY OF THE OFFERING
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
CAPITALIZATION
SELECTED CONSOLIDATED FINANCIAL DATA
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE COMPANY
CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS
PROPOSED EUROPEAN UNION SAVINGS DIRECTIVE
UNDERWRITING
LEGAL MATTERS
EXPERTS
GENERAL INFORMATION
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
RATIO INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
BOOK-ENTRY PROCEDURES AND SETTLEMENT
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
EXPERTS
VALIDITY OF THE SECURITIES